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Exhibit 15.1

NOTICE OF CALL

NOTICE OF
EXTRAORDINARY AND
ORDINARY MEETING
OF SHAREHOLDERS

June 14, 2006

Proxy Statement

NOTICE OF CALL

NOTICE OF
EXTRAORDINARY AND ORDINARY
MEETING
OF SHAREHOLDERS

June 14, 2006
Proxy Statement

Registered Offices in Milan (Italy), Via Cantù, 2
Paid in Capital Stock,
Euro 27,543,403.38
Fiscal Code and Companies Register no. 00891030272 Vat No. 10182640150

NOTICE OF CALL
EXTRAORDINARY AND ORDINARY MEETING OF SHAREHOLDERS

        The shareholders of Luxottica Group S.p.A. (the "Company") are hereby convened for an extraordinary and ordinary shareholders' meeting to be held on June 14, 2006 at 11.00 a.m. at the registered office of the Company, Via C. Cantù 2, in Milan, Italy on first call, and on June 15, 2006 at the same time and same place on second call, to consider the following:

AGENDA

EXTRAORDINARY MEETING

        Consideration of resolutions relating to:

1.
Increase from 12 to 15 of the maximum number of Directors to serve on the Board of Directors and amendment of art. 17 of the By-laws;

2.
Approval of a capital increase in an amount up to a maximum of Euro 1,200,000.00, to be reserved for grants under the 2006 Stock Option Plan to employees of the Group, as to which the pre-emptive rights of the shareholders pursuant to Italian law (Section 2441, paragraph 8, of the Italian Civil Code and Section 134 of Legislative Decree No. 58/1998) shall not be applicable; and

3.
Amendments of articles 12, 13, 17, 18, 19, 20, 23, 26, 27 and 28 of the By-laws in compliance with Italian Law n. 262/2005.

ORDINARY MEETING

        Consideration of resolutions relating to:

1.
Submission of the Company's Statutory Financial Statement and the Consolidated Financial Statements as of and for the year ended December 31, 2005 and of the reports thereon of the Board of Directors, the Board of Statutory Auditors and the Company's Independent Public Accountants;

2.
Resolution with respect to the allocation of net income and distribution of dividends;

3.
Determination of the number of Directors to serve on the Board of Directors;

4.
Appointment of the Board of Directors and determination of their compensation;

5.
Appointment of the Board of Statutory Auditors and of the Chairman of the Board of Statutory Auditors and determination of their compensation;

6.
Appointment of the Independent Public Accountants, pursuant to Art. 155 and subsequent articles of Legislative Decree no. 58/1998 for the financial years 2006 - 2011; and

7.
Approval of the 2006 Stock Option Plan.

        Pursuant to the By-laws, in order to attend the meeting, shareholders must deposit, at least two days prior to the date of the meeting, the appropriate certification issued by the relevant authorized intermediaries attesting to their right to exercise shareholder rights.

        The Board of Directors report concerning the Agenda and the relevant documentation concerning the Agenda shall be filed at the Company's registered offices, and with Borsa Italiana S.p.A. as provided by law. Such documentation will also be available on the Company's website: www.luxottica.com.

        The holders of the Company's American Depositary Shares ("ADSs") listed on the New York Stock Exchange, each representing the right to receive one Ordinary Share, who wish to attend the shareholders' meeting personally, should contact Deutsche Bank Trust Americas, 60 Wall Street, New York, New York 10005 (att. Duewa Brooks, ADR Department, Tel. +1 212.250.1305, Fax: +1 212.797.0327) at least fifteen days prior to the date of the meeting, in order to be informed about the requirements to be fulfilled to attend and to vote at the meeting.

Milan, April 27, 2006	LUXOTTICA GROUP S.p.A. for the Board of Directors Mr. Leonardo Del Vecchio Chairman

PROXY STATEMENT

Dear Holder of American Depositary Shares,

         The Board of Directors of Luxottica Group S.p.A. (the "Company") has convened the shareholders for an extraordinary and ordinary meeting, to be held on June 14, 2006 on first call, or, failing the attendance of the required quorum, on June 15, 2006 on second call, in either case at 11:00 a.m., at the registered office of the Company, Via C. Cantù 2, in Milan, Italy. The Agenda of the meeting is the following:

Extraordinary meeting:

        Consideration of resolutions relating to: (1) the increase from 12 to 15 of the maximum number of Directors to serve on the Board of Directors and amendment of art. 17 of the By-laws; (2) approval of a capital increase in an amount up to a maximum of Euro 1,200,000.00, to be reserved for grants under the 2006 Stock Option Plan to employees of the Group, as to which the pre-emptive rights of the shareholders pursuant to Italian law (Section 2441, paragraph 8, of the Italian Civil Code and Section 134 of Legislative Decree No. 58/1998) shall not be applicable; and (3) amendments of articles 12, 13, 17, 18, 19, 20, 23, 26, 27 and 28 of the By-laws in compliance with Italian Law n. 262/2005.

Ordinary meeting:

        Consideration of resolutions relating to: (1) the submission of the Company's Statutory Financial Statement and the Consolidated Financial Statements as of and for the year ended December 31, 2005 and of the reports thereon of the Board of Directors, the Board of Statutory Auditors and the Company's Independent Public Accountants; (2) the allocation of net income and distribution of dividends; (3) the determination of the number of Directors to serve on the Board of Directors; (4) the appointment of the Board of Directors and determination of their compensation; (5) the appointment of the Board of Statutory Auditors and of the Chairman of the Board of Statutory Auditors and determination of their compensation; (6) the appointment of the Independent Public Accountants, pursuant to Art. 155 and subsequent articles of Legislative Decree no. 58/1998 for the financial years 2006 - 2011; and (7) the approval of the 2006 Stock Option Plan.

         By this proxy statement and the attached documentation, the Board of Directors of the Company (the "Board") wishes to provide you with details of the resolutions which the Board or Chairman of the meeting, as the case may be, shall present on the above issues, in the order in which such resolutions will be submitted to the meeting, with a view to enabling you to cast your vote on these resolutions as described below.

         On the matters to be considered at the extraordinary meeting, each Ordinary Share shall be entitled to one vote and all holders of Ordinary Shares shall vote together as a single class. On first call, the presence, in person or by proxy, of more than 50% of the share capital as of the date of the meeting will constitute a quorum for the approval of the resolutions at the meeting. On second call, the presence, in person or by proxy, of one-third of the share capital as of the date of the meeting will constitute a quorum for the approval of the resolutions at the meeting. On first call and on second call, the affirmative vote of the holders of the Ordinary Shares representing at least two-thirds of the Ordinary Shares entitled to vote at the meeting is required to approve the resolution relating to each item in the Agenda for the extraordinary part of the meeting.

         On the matters to be considered at the ordinary meeting, each Ordinary Share shall be entitled to one vote and all holders of Ordinary Shares shall vote together as a single class. The presence, in person or by proxy, of at least 50% of the voting power represented by outstanding Ordinary Shares as of the date of the meeting will constitute a quorum for the approval of resolutions at the meeting. The affirmative vote of the holders of a majority of the Ordinary Shares entitled to vote at the meeting is required to approve the resolutions relating to each item in the Agenda for the ordinary part of the meeting.

         As of the close of business on the date hereof, Mr. Leonardo Del Vecchio, the Chairman of the Company, has the power to vote 314,803,339 Ordinary Shares, or approximately 68.5% of the outstanding Ordinary Shares. Such voting power enables Mr. Del Vecchio, without any additional votes, to control the approval of the resolutions to be submitted at the meeting.

         Mr. Del Vecchio has advised the Company that he intends to cast all of the votes controlled by him at the extraordinary meeting:

         FOR the approval of the increase of the maximum number of Directors to serve on the Board of Directors from twelve (12) to fifteen (15);

         FOR the approval of a capital increase in an amount up to a maximum of Euro 1,200,000.00, to be reserved for grants under the 2006 Stock Option Plan to employees of the Group, as to which the pre-emptive rights of the shareholders pursuant to Italian law (Section 2441, paragraph 8, of the Italian Civil Code and Section 134 of Legislative Decree No. 58/1998), and the conforming amendment to Article 5 of the Company's By-Laws) shall not be applicable; and

         FOR the approval of the amendments to articles 12, 13, 17, 18, 19, 20, 23, 26, 27 and 28 of the By-laws in order to comply with Italian Law 262/2005.

         Mr. Del Vecchio has advised the Company that he intends to cast all of the votes controlled by him at the ordinary meeting:

         FOR the approval of the Company's Statutory Financial Statement as of and for the year ended December 31, 2005 and for the approval of the reports thereon of the Board of Directors;

         FOR the approval of the Company's payment of a cash gross dividend equal to Euro 0.29 per Ordinary Share (each American Depositary Share ("ADS") represents one Ordinary Share);

         FOR the approval of the fixing at 14 (fourteen) of the number of Directors to serve on the Board of Directors;

         FOR the approval of the election of Messrs. Leonardo Del Vecchio, Luigi Francavilla, Andrea Guerra, Roger Abravanel, Tancredi Bianchi, Mario Cattaneo, Enrico Cavatorta, Claudio Costamagna, Roberto Chemello, Claudio Del Vecchio, Sergio Erede, Sabina Grossi, Gianni Mion and Lucio Rondelli as members of the Board of Directors; FOR the approval of the compensation for the Board of Directors of Euro 94,731.00 in the aggregate per month, to be effective from the date of the shareholders' meeting through the date of the approval of the Statutory Financial Statements as of and for the fiscal year ended December 31, 2006;

         FOR the appointment of Messrs. Marco Reboa, Giorgio Silva and Enrico Cervellera as regular members of the Board of Statutory Auditors and of Messrs. Mario Magenes and Francesco Nobili as alternate members of the Board of Statutory Auditors; FOR the approval of the compensation for the Chairman of the Board of Statutory Auditors of Euro 105,000.00 per year and for each regular member of the Board of Statutory Auditors of Euro 70,000.00 per year; and

         FOR the appointment of Deloitte & Touche S.p.A. as Independent Public Accountants for fiscal years 2006-2011 pursuant to art. 155 and subsequent articles of the Legislative Decree n. 58/1998.

* * *

         Pursuant to Italian law, certain matters, such as the amendment of the By-Laws and the capital increase, may only be authorized by a resolution adopted at a so-called "extraordinary shareholders' meeting". In addition to the different vote required for the adoption of the resolutions indicated above, an extraordinary meeting differs from an ordinary meeting in that the minutes of the meeting are drafted by a Notary and constitute a public deed.

         Set forth below is a description of the matters that will be submitted for approval at the extraordinary meeting:

1.
INCREASE FROM 12 TO 15 OF THE MAXIMUM NUMBER OF DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS AND AMENDMENT OF ART. 17 OF THE BY-LAWS

        The current By-laws set the maximum number of Directors to serve on the Board of Directors at twelve. In order to increase the number of independent directors to serve on the Board, taking into consideration the composition of the Committees of the Board and consistent with international best practices in corporate governance, the Board of Directors proposes to increase the maximum number of Directors to serve on the Board to 15 and to consequently amend article 17 of the Company's By-laws. The new text of article 17 of the By-laws is included in Annex D attached to this proxy statement.

2.
APPROVAL OF A CAPITAL INCREASE IN AN AMOUNT UP TO A MAXIMUM OF EURO 1,200,000.00, TO BE RESERVED FOR GRANTS UNDER THE 2006 STOCK OPTION PLAN TO EMPLOYEES OF THE GROUP, AS TO WHICH THE PRE-EMPTIVE RIGHTS OF THE SHAREHOLDERS PURSUANT TO ITALIAN LAW (SECTION 2441, PARAGRAPH 8, OF THE ITALIAN CIVIL CODE AND 134 OF LEGISLATIVE DECREE NO. 58/1998) SHALL NOT BE APPLICABLE

        The stock option plans approved in the past by the shareholders' meetings have proven to be a valuable incentive to achieve increased employee loyalty and for the pursuit of individual objectives, and regarding the pursuit of the common objective of increasing the total capitalization of the Company and its subsidiaries (collectively, "Luxottica Group").

        On the basis of this experience, the Board of Directors proposes the approval of a new stock option plan whose terms are specified under item 7 of the Agenda.

        The Board of Directors will propose that the shareholders adopt a resolution to amend Article 5 of the By-Laws to provide for an increase up to Euro 1,200,000.00 in the Company's authorized nominal capital. The newly-authorized Ordinary Shares shall be reserved for issuance solely to employees of the Company and its subsidiaries under the 2006 Stock Option Plan. By virtue of the reservation of the newly-authorized Ordinary Shares solely to employees of the Company and its subsidiaries, the pre-emptive rights generally attributed to the shareholders of the Company to subscribe to any capital increase in proportion to the number of shares held will be inapplicable.

        If approved, the capital increase will be adopted pursuant to Article 2441, c. 8 of the Civil Code and Section 134 of the Legislative Decree No. 58 dated February 24, 1998, provisions which were expressly designed to facilitate the adoption of stock option plans. Compliance by the capital increase with Article 2441, c.8 of the Civil Code and Section 134 of the Legislative Decree No. 58 dated February 24, 1998 will result, among other things, in beneficial tax effects for Italian resident beneficiaries of the plan. The new text of Article 5 of the By-laws is included in Annex D to this proxy statement marked to show changes contemplated by the amendments described in this item.

        In accordance with Italian law, shareholders must specify, in a resolution authorizing an increase in the corporation's capital stock, the period within which subscriptions for the newly-authorized shares must be made. In the case of the aforesaid newly-authorized shares reserved for issuance solely to employees of Luxottica Group under the 2006 Stock Option Plan, the exercise of options granted thereunder would constitute such subscription. Since the Company wishes to be able to grant individual options under the 2006 Stock Option Plan for terms of up to 9 (nine) years and anticipates that the newly-authorized shares will be sufficient for grants under the 2006 Stock Option Plan for several years, the Board will accordingly propose that the shareholders adopt a resolution establishing June 30, 2021 as the date by which exercises of options for the issuance of such shares must be effected. If by such date the capital increase is not fully subscribed, it shall be considered subscribed for the amount equal to the subscriptions.

        The Board of Directors will further propose that the shareholders adopt a resolution to establish the methodology pursuant to which the exercise price of the shares to be offered to employees under the 2006 Stock Option Plan will be determined. The per share exercise price of each Option shall be the Fair Market Value of an Ordinary Share on the date the Options are granted (the "Grant Date"). For purposes of the 2006 Stock Option Plan, "Fair Market Value" means the market value of a share on the Milan Stock Exchange, as determined in accordance with Italian law; with respect to U.S. employees only, the Fair Market Value shall be the higher of (i) the market value of a share on the Milan Stock Exchange, as determined in accordance with Italian law, or (ii) the closing price of a share on the Milan Stock Exchange on the trading day before the Grant Date.

        The Board of Directors will further propose that the shareholders adopt a resolution granting to the Board of Directors the authority to determine in its discretion the parameters it shall use from time to time to identify the beneficiary employees to whom options are granted, to establish terms and conditions for the issuance of the shares, to provide that the grant is subject to the payment by the beneficiary employees of the full price necessary to pay for the shares, and to establish in the option agreement to be signed by each participant in the Plan the effects arising from the termination of employment or the death of the participant.

3.
AMENDMENTS OF ARTICLES 12, 13, 17, 18, 19, 20, 23, 26, 27 AND 28 OF THE BY-LAWS IN COMPLIANCE WITH ITALIAN LAW N. 262/2005

        The Board will submit to the holders of Ordinary Shares the proposal to amend the By-laws of the Company in order to comply with the recently issued Italian Law n. 262/2005. Annex D attached to this proxy statement sets forth the proposed By-laws of the Company, marked to show changes contemplated by the amendments described in this item.

        If approved by the shareholders, the above-mentioned amendments of the By-laws will be effective the day after the shareholders' meeting subject to registration in the public register of companies in Italy.

* * *

        Set forth below is a description of the matters that will be submitted for approval at the ordinary meeting:

1.
SUBMISSION OF THE COMPANY'S STATUTORY FINANCIAL STATEMENT AND THE CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2005 AND OF THE REPORTS THEREON OF THE BOARD OF DIRECTORS, THE BOARD OF STATUTORY AUDITORS AND THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

        Under Italian law, a statement of the Company's assets and liabilities prepared on an unconsolidated basis as of the last day of its most recently completed fiscal year in accordance with certain statutory accounting requirements (the "Statutory Financial Statement") must be approved by shareholders at the annual ordinary meeting of shareholders.

        Under Italian law, the Statutory Financial Statement is submitted for approval by the holders of Ordinary Shares together with the reports thereon by the Company's Board of Directors, the Board of Statutory Auditors, and the Company's Independent Public Accountants. Once approved by the holders of Ordinary Shares, the Statutory Financial Statement must be filed with the Company's Register kept by the Chamber of Commerce in Milan.

        The Company does not believe that the Statutory Financial Statement is as meaningful a statement of the Company's overall financial condition as the Consolidated Financial Statements of the Company referred to below. Accordingly, the Statutory Financial Statement is not being distributed to the holders of

American Depositary Shares and such holders who will not attend the meeting personally are not being asked to direct the vote of the deposited Ordinary Shares, by mail, with respect to such Statutory Financial Statement. Nevertheless, the holders of ADSs who will attend the meeting personally and, upon fulfillment of the conditions described below, are granted the right to vote thereat, also shall be entitled to direct their vote on the approval of the Statutory Financial Statement. A copy of the Company's Statutory Financial Statement together with the reports thereon by the Company's Board of Statutory Auditors and Board of Directors, as filed with the Company's Registered Office, shall be available starting from May 30, 2006 and may be obtained without charge by any holder of American Depositary Shares. Requests for copies of the Statutory Financial Statement and such reports should be sent to, or requested by telephone from, the Company's offices, Via Cantù 2, 20123 Milan, Italy, tel. n. 39 02 8633 4062, fax n. 39 02 8633 4062. Such documentation may be obtained also from the Company's website www.luxottica.com.

        Copies of the Statutory Financial Statement and such reports also will be available at the meeting.

        The Consolidated Financial Statements reflect the activity of the Company and of the group of companies owned, directly or indirectly, by the Company. The Consolidated Financial Statements as of and for the fiscal year ending December 31, 2005 were prepared in accordance with U.S. GAAP and were audited by Deloitte&Touche, independent public accountants, as stated in their report therein. An English translation of the Consolidated Financial Statements as of and for the year ending December 31, 2005, together with a copy of the Consolidated Financial Statements as of and for the fiscal years ending December 31, 2004 and December 31, 2003, are attached hereto.

        However, no resolution of the shareholders approving the Consolidated Financial Statements is required and, accordingly, the Board will not ask the shareholders to express their vote on this particular item of the agenda.

2.
RESOLUTION WITH RESPECT TO ALLOCATION OF NET INCOME AND DISTRIBUTION OF DIVIDENDS

        The holders of Ordinary Shares shall be requested to approve the proposed allocation of net income, including the proposed dividend distribution. Italian law provides that the payment of annual dividends is subject to approval of the holders of Ordinary Shares at the annual ordinary meeting. Under Italian law, before dividends may be paid with respect to the results of any year, an amount equal to 5% of the net income of the Company on an unconsolidated basis for such year must be set aside to the Company's legal reserve. Amounts so set aside are not available to fund dividends. The reserve requirement remains in existence until such legal reserve, including the amounts set aside during prior years, equals at least one-fifth of the nominal value of the Company's issued share capital. The Company has more than sufficient funds legally available for the payment of the proposed dividend.

        The Company is permitted to distribute dividends out of net income earned by its subsidiaries to holders of Ordinary Shares only to the extent such net income has been conveyed to the Company by its subsidiaries. Accordingly, based on the net income available to the Company, the Board will propose that the holders of Ordinary Shares approve the distribution of dividends in the gross amount of Euro 0.29 per Ordinary Share. Last year, the Company distributed a dividend equal to Euro 0.23 per Ordinary Share. If approved, the aggregate amount payable by the Company in connection with this year's dividend will be approximately Euro 133.1 million. Please note that this amount could be subject to increase due to the issuance of additional Ordinary Shares as a consequence of the exercise of stock options by employees. In this case, assuming that all stock option beneficiaries exercised all their vested options by the date of the ordinary shareholders' meeting, the aggregate amount payable by the Company in connection with the dividend would increase from Euro 133.1 million to Euro 135.1 million. The funds available for the payment of the dividends would be paid out of the Company's current net income. The consolidated net income of the Company and its subsidiaries for 2005 computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") was Euro 342.3 million. At the meeting, the Board will seek approval of the foregoing proposal.

        With a view to enabling all of the ADS holders to provide the documentation required to achieve the application of reduced tax, pursuant to the applicable tax treaties between Italy and other countries, the Board will propose to set June 22, 2006, as the date for payment of dividends to all holders of Ordinary Shares of record on June 16, 2006, including Deutsche Bank Trust Company Americas, as depositary on behalf of the ADS holders.

        Deutsche Bank Trust Company Americas, acting as depositary with respect to the American Depositary Shares, has advised the Company that the dividend amount for each ADS holder will be paid commencing on June 29, 2006 to all such holders of record on June 21, 2006. Deutsche Bank Trust Company Americas has advised the Company that after the close of business on June 16, 2006 through and including June 21, 2006 it will close its books and will not accept deposits or cancellations of Ordinary Shares or ADSs, as applicable. Deutsche Bank Trust Company Americas shall pay such dividends in U.S. dollars by converting the Euro amount of the dividend, net of the applicable tax, at the market Euro/U.S. dollar exchange rate in effect on June 22, 2006. Attached to this Proxy Statement as Annex A, you will find a letter from the Company providing information as to the procedure to be used by ADS holders who are U.S. residents, Italian residents or residents of countries having anti-double taxation treaties with the Republic of Italy for the purposes of obtaining reduced/NIL tax on dividends provided for by the Italian domestic legislation or the applicable tax treaties.

3.
DETERMINATION OF NUMBER OF DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS

        The Board will submit to the holders of Ordinary Shares the proposal to set at fourteen the number of directors to serve on the Board of Directors as permitted by art. 17 of the By-laws as amended by the resolution to be adopted at the extraordinary meeting. The resolution concerning the fixing of the number of directors to serve on the Board is subject to the registration in the public register of companies in Italy of the resolution to be adopted on the first item of the Agenda of the extraordinary meeting.

4.
APPOINTMENT OF THE BOARD OF DIRECTORS AND DETERMINATION OF THEIR COMPENSATION

        At the shareholders' meeting, it will be proposed to the holders of Ordinary Shares to elect as directors for the subsequent three-year period as required by the By-laws until the approval of the Company's Statutory Financial Statement as of and for the year ended December 31, 2008, Messrs. Leonardo Del Vecchio, Luigi Francavilla, Andrea Guerra, Roger Abravanel, Tancredi Bianchi, Mario Cattaneo, Enrico Cavatorta, Roberto Chemello, Claudio Costamagna, Claudio Del Vecchio, Sergio Erede, Sabina Grossi, Gianni Mion and Lucio Rondelli.

         Information regarding the proposed nominees for the Board of Directors is set forth below.

  Leonardo Del Vecchio is the founder of our operations and has been Chairman of the Board since the Group was formed in 1961. In 1986, the President of the Republic of Italy conferred on Mr. Del Vecchio the honor of Cavaliere dell'Ordine al "Merito del Lavoro" (Knight of the Order for Labor Merit). In May 1995, he received an honorary degree in Business Administration from the Venice Ca' Foscari University. In 1999, he received a Master "honoris causa" in International Business from MIB- Management School in Trieste and in 2002 he received an honorary degree in Managerial Engineering from the University of Udine. In March 2006, Mr. Del Vecchio received another honorary degree in Materials Engineering from Politecnico of Milan.

  Luigi Francavilla joined the Group in 1968, has been Deputy Chairman since 1981 and is Chairman of Luxottica S.r.l., our principal operating subsidiary. From 1972 to 1977, Mr. Francavilla was General Manager of Luxottica S.r.l. and, from 1969 to 1971, he served as Technical General Manager of Luxottica S.r.l. In April 2000, he received an honorary degree in Business Administration from Constantinian University.

  Andrea Guerra was appointed a Director and Chief Executive Officer of the Company on July 27, 2004. Prior to joining the Company, Mr. Guerra was with Merloni Elettrodomestici since 1994 and from 2000 he was Chief Executive Officer. Prior to being at Merloni, Mr. Guerra worked for Marriott Italia where he became Director of Marketing. Mr. Guerra is also director of the new Parmalat S.p.A. and of Banca Nazionale del Lavoro S.p.A. He received a degree in economics and commerce from the "La Sapienza" University of Rome in 1989.

  Roger Abravanel has been with McKinsey & Co. since 1972, and he is currently director of the Milan office. He is currently involved in international consulting projects relating to strategic, organizational and operational development issues. He has significant international experience in management consulting in the U.S., Japan, Mexico and in several European countries and for the last 15 years in Italy. He is author of several studies and articles on business organizations. He graduated with a degree in Engineering from the Politecnico of Milan and received a Master's in Business Administration from Insead in Fontainebleau (with High Distinction). He is a director of Marazzi S.p.A., Valentino Fashion Group S.p.A., Teva Group and Banca Nazionale del Lavoro S.p.A.

  Tancredi Bianchi has been a director since 1990 and is emeritus Professor of Credit and Banking at the Bocconi University in Milan where he was a professor from 1978 to 2003. In 1959, he qualified for University teaching and began teaching Banking Technique at the Venice University ("Cà Foscari"), as well as the Pisa and Rome ("La Sapienza") Universities. He has been a member of the Board of Directors of Montedison, Credito Bergamasco (where he was executive vice chairman, chief executive officer and Chairman from 1981 and 1989), Credito Emiliano, Credito Romognalo and Cassa di Risparmio di Verona S.p.A. From 1982 until 2003, Mr. Bianchi was Chairman of the Italian Private Banking Association, and from 1991 until 1998, he was Chairman of the Italian Banking Association, where he is now Honorary Chairman.

  Mario Cattaneo has been a director of the Company since 2003. He is emeritus professor of Corporate Finance at the Catholic University of Milan. He was a director of Eni S.p.A. from 1998 until 2005 and of Unicredito from 1999 until 2005 and Statutory Auditor of the Bank of Italy from 1991 until 1999. He is a member of the Board of Directors of Banca Lombarda S.p.A., Bracco S.p.A. and Fin. Bansel S.p.A., Chairman of CBI Factor S.p.A., and Chairman of the Board of Statutory Auditors of Intesa Mediofactoring S.p.A., Sara Assicurazioni S.p.A., Italiana Assicurazioni S.p.A. and B.P.U. Assicurazioni S.p.A.

  Enrico Cavatorta has been a director of the Company since 2003. He has been Chief Financial Officer since he joined the Group in 1999, and he is a director of the principal subsidiaries of the Company. Prior to joining Luxottica, Mr. Cavatorta was with Piaggio S.p.A., most recently as Group Controller, responsible for planning and control. From 1993 to 1996, Mr. Cavatorta was a consultant with McKinsey & Co., having joined the firm from Procter & Gamble Italy, where he worked from 1985 to 1993, most recently as Controller. Mr. Cavatorta graduated with the highest honors from the LUISS University in Rome with a bachelor's degree in Business Administration.

  Roberto Chemello joined the Group in 1979. He is a director of the Company and Chief Executive Officer of Luxottica S.r.l., our principal operating subsidiary. Prior to 1985, Mr. Chemello was Chief Financial Officer of the Company, and until July 27, 2004, he was Chief Executive Officer of the Company. Mr. Chemello graduated with a degree in Business Administration and Economics from the Ca' Foscari University in Venice.

  Claudio Costamagna held important offices in Montedison, Citigroup and Goldman Sachs, where he was for many years President of the Investment Banking Division for Europe, Middle East and Africa. He is currently Chairman of ALUB (Association of Bocconi Alumni) and a director of Value Partners. Mr. Costamagna graduated from Bocconi University in Milan.

  Claudio Del Vecchio, a son of Leonardo Del Vecchio, joined the Group in 1978 and has been a Director since 1981. From 1979 to 1982, he managed our Italian and German distribution operations. From 1982 until 1997, he was responsible for all business operations of the Group in

North America. He also serves as a Director of Luxottica U.S. Holdings, a key subsidiary in North America. Claudio Del Vecchio is Chairman and Chief Executive Officer of Retail Brand Alliance, the owner of Brooks Brothers Inc. and other clothing apparel companies.

  Sergio Erede has been a director of the Company since 2004. Mr. Erede graduated magna cum laude from the University of Milan in 1962 with a degree in jurisprudence and obtained an LL.M. from Harvard Law School in 1964. From 1965 to 1969, he was head of the legal department of IBM Italia S.p.A. Prior to such time, Mr. Erede was an attorney at the law firm of Sullivan & Cromwell, from 1964 to 1965, and the law firm of Hale & Dorr, from 1963 to 1964. In 1999, he founded the law firm of Bonelli, Erede & Pappalardo (which is the successor by merger to the firm of Erede e Associati), a leading firm in Italian financial transactions. Additionally, Mr. Erede is Vice Chairman of Banca Nazionale del Lavoro S.p.A. and a member of the board of directors of several Italian companies including Marzotto S.p.A., Interpump S.p.A., Autogrill S.p.A., Carraro S.p.a, Valentino Fashion Group S.p.a. and Galbani S.p.a.

  Sabina Grossi has been a director of the Company since 2003. She joined Luxottica Group S.p.A. in 1996 and was Head of Investor Relations, a position which she held from 1996 until 2004. Prior to joining Luxottica Group S.p.A., she was a financial analyst with Caboto Sim S.p.A. from 1994 until 1996. From 1991 to 1993, Ms. Grossi was an associate professor in the school of engineering of the La Sapienza University in Rome, where she taught undergraduate courses as well as published papers on mathematics and statistics. Ms. Grossi, who is a C.P.A. in Italy, graduated with the highest honors from the LUISS University in Rome with a bachelor's degree in Business Administration. Ms. Grossi is currently a member of the Board of Directors of Molecular Medicine S.p.A. and of the non-profit Foundation Oliver Twist.

  Gianni Mion has been a director of the Company since 2004. He is Chief Executive Officer of Edizione Holding S.p.A. (the investment company of the Benetton family), a position he has held since 1986. Prior to joining Edizione Holding S.p.A., Mr. Mion was the Chief Financial Officer of Marzotto S.p.A. from 1985 to 1986, Managing Director of Fintermica S.p.A. from 1983 to 1985, Vice President of Gepi S.p.A. from 1974 to 1982, controller of McQuay Europa S.p.A. from 1972 to 1974 and an auditor at the accounting firm of KPMG from 1967 to 1972. Mr. Mion is currently a member of the board of directors of several public companies, including Benetton Group S.p.A., Autogrill S.p.A., Autostrade S.p.A., Olimpia and Telecom Italia. Gianni Mion graduated from the Venice University Cà Foscari with a degree in Business Administration and is a Certified Public Accountant.

  Lucio Rondelli has been a director of the Company since 1990. Mr. Rondelli was the Chairman of UniCredito Italiano S.p.A until 2001, having held various positions with the bank continuously from 1947. Mr. Rondelli is currently Chairman of Assiparos GPA and Banca Italease and a director of Spafid. In 1976 he received the honor of Cavaliere di Gran Croce dell'Ordine (Knight of the Great Cross Order) for merit to the Republic of Italy and in 1988 the President of the Republic of Italy conferred on him the honor of Cavaliere dell'Ordine al "Merito del Lavoro" (Knight of the Order for Labor Merit).

The Board will submit to the holders of Ordinary Shares the proposal to determine the aggregate compensation for the entire Board of Directors for the year 2006 and up to the date of approval of the Company's financial statements as of December 31, 2006 in the gross amount of Euro 94,731.00 per month.

5.
APPOINTMENT OF THE BOARD OF STATUTORY AUDITORS AND OF THE CHAIRMAN OF THE BOARD OF STATUTORY AUDITORS AND DETERMINATION OF THEIR COMPENSATION

        The Company's By-laws provide that the term of the office of the Board of Statutory Auditors is three years. The current term of the Board of Statutory Auditors will end on the date of the shareholders' meeting. Therefore, it will be necessary to appoint the members of the Company's Board of Statutory

Auditors. Shareholders who alone, or together with other shareholders, represent at least 3% (three percent) of the shares with the right to vote at the meeting, may submit a list for the appointment of the Board of Statutory Auditors within five days prior to the date of the meeting. The majority shareholder of the Company, Leonardo Del Vecchio, has proposed the appointment of Messrs. Marco Reboa (first nominee), Giorgio Silva (second nominee) and Enrico Cervellera (third nominee) as regular members and Mario Magenes (first nominee) and Francesco Nobili (second nominee) as alternate members.

         The proposed nominees' personal and professional backgrounds are set forth below:

         As regular members of the Board of Statutory Auditors:

  1)
  Marco Reboa graduated in Business Economics from Università L. Bocconi of Milan in 1978. Since July 14, 1982, he has been registered in the register of Dottori commercialisti of Milan and he is a certified public accountant pursuant to the Justice Ministerial Decree dated April 12, 1995. Currently, he is professor at the University of Jurisprudence at Università Carlo Cattaneo of Castellanza and he practices his profession in Milan, specializing in extraordinary transactions. He has published books and essays about accounting, economic valuation and corporate governance, and he is editor of "Rivista dei Dottori Commercialisti".

    Currently, Mr. Reboa is a member of the Board of Statutory Auditors of Gruppo Galbani SpA. and Director of the following companies: ENI S.p.A, Seat Pagine Gialle S.p.A. Interpump S.p.A., IMMSI S.p.A. and Intesa Private Banking S.p.A.

  2)
  Giorgio Silva graduated in Business and Administration from Università Cattolica of Milan, and since 1975, he has been registered in the Register of Dottori commercialisti of Varese and he is a certified public accountant pursuant to the Justice Ministerial Decree dated April 12, 1995. From 1973 to 1976, he worked for Peat Marwick & Mitchell (now KPMG) first as advisor and thereafter as officer in the tax area. Since 1977, he has worked in the tax and legal firm "Biscozzi Fantozzi Garavaglia," now "Biscozzi Nobili Garavaglia Silva," where he is a partner specializing in tax law and more generally in legal and corporate advice for Italian and foreign companies.

    Currently, Mr. Silva is Chairman of the Board of Statutory Auditors of Bolton Manitoba S.p.A., Collistar S.p.A., Hewlett Packard Italiana S.r.l. and Industrie Ilpea S.p.A. and Statutory Auditor of Actalis S.p.A., Eni S.p.A., Heinz Italia S.r.l., Ilva S.p.A., SSB S.p.A., RCS Mediagroup S.p.A. and Snam Progetti S.p.A.

  3)
  Enrico Cervellera graduated in Business and Administration from Bocconi University in Milan in 1963 and in Law at Università Cattolica di Milano in 1968. Since 1965, he has been registered in the Register of Dottori commercialisti and he is a certified public accountant pursuant to the Justice Ministerial decree dated April 12, 1995. From 1965 to 1983 he worked for Arthur Andersen, of which he became partner in 1976 and country tax partner in 1979. In 1983 he started his own professional practice, specializing in areas such as corporate matters, international tax planning, M&A and corporate reorganizations.

    Currently, Mr. Cervellera is Chairman of the Board of Statutory Auditors of Interpump S.p.A, Seat Pagine Gialle S.p.A. and Gruppo Galbani, director of Stefanel S.p.A. and Ferrero S.p.A. and a statutory auditor of Brembo S.p.A.

    As alternate members of the Board of Statutory Auditors:

  1)
  Mario Magenes graduated in law at Università degli Studi of Milan and he is a certified public accountant pursuant to the Ministerial decree dated April 12, 1995. He is Partner of IAM International Advising & Managing S.r.l. From 1999 to 2004, he was in charge of the Direzione Amministrazione, Bilancio Consolidato e Fiscale of RCS Mediagroup S.p.A. Previously for 25 years he held different offices at Fiat S.p.A. in administrative areas, including heading Direzione Amministrazione, Bilancio e Pianificazione Fiscale of Fiatimpresit S.p.A., a sub-holding for Civil Engineering and Territory.

    Currently, he is a member of the Board of Directors of RCS Investimenti S.p.A. (formerly Fila Holding S.p.A.), Eurofly Service S.p.A., Gianni Versace S.p.A. and sole director of VERIM S.r.l. and a member of the Board of Statutory Auditors of Parmalat S.p.A., Magneti Marelli, Impregilo Edilizia and Servizi S.p.A.

  2)
  Francesco Nobili is a Business and Administration graduate of Università Bocconi of Milan. Since 1998, he has been registered in the Register of Dottori commercialisti of Milan, and he is a certified public accountant (revisore contabile) pursuant to the Ministerial Decree dated June 13, 1995. He is a partner of the firm "Biscozzi Nobili Garavaglia Silva" specializing in international tax law and reorganization operations. He is a member of Certi/Bocconi and of the Editing Committee of "Diritto e Pratica Tributaria".

    He is currently chairman of the Board of Statutory Auditors of Immobiliare del Corso S.r.l., Sixty Italy Retail S.r.l. and Vismara S.r.l., and a statutory auditor of the Ceccato Aria Compressa S.p.A., Messaggerie Musicali S.p.A., Nomura Italia SIM S.p.A., Rocca S.p.A., Riva Acciaio S.p.A. and Sugar S.r.l.

According to new art 148, comma 2bis, of T.U.F., the Chairman of the Board of Statutory Auditors shall be elected from among the auditors appointed from the minority list, if any; therefore, in the event that a minority list is presented according to the By-laws and only one auditor is elected by the minority list, such auditor shall be the Chairman of the Board of Statutory Auditors.

         The Board will submit to the holders of Ordinary Shares the proposal to determine the compensation for the members of the Board of Statutory Auditors in the gross amount of Euro 105,000 per year for the Chairman of the Board of Statutory Auditors and Euro 70,000 per year for each regular member of the Board of Statutory Auditors.

6.
APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS, PURSUANT TO ART. 155 AND SUBSEQUENT ARTICLES OF LEGISLATIVE DECREE NO. 58/1998 FOR THE FINANCIAL YEARS 2006 - 2011

        The Board will submit to the holders of Ordinary Shares the proposal to appoint Deloitte & Touche S.p.A. as the Company's independent auditors for the years 2006-2011, granting them an annual fee equal to Euro 3,181,450 for the auditing of the Consolidated Financial Statements, the Company's Statutory Financial Statement, the limited audit of the semiannual report and other incidental auditing services plus Euro 1,631,000 as a first-year fee related to the Sarbanes-Oxley attestation under Section 404.

7.
APPROVAL OF THE 2006 STOCK OPTION PLAN

        The Board of Directors proposes the approval of the 2006 Stock Option Plan which is designed to provide competitive incentives to attract, retain and reward key individuals. The 2006 Stock Option Plan is reproduced in its entirety in Annex E of this Proxy Statement. The following summary of the 2006 Stock Option Plan is qualified in all respects by reference to the full plan document. Terms capitalized herein but not defined shall have the meanings assigned to them in the 2006 Stock Option Plan.

    Eligibility, Duration and Objectives.    The 2006 Stock Option Plan permits the grant of Nonqualified Stock Options and Incentive Stock Options to officers and other key employees of the Company and its subsidiaries whom the Board selects to participate in the 2006 Stock Option Plan ("Participants"). The period during which options granted under the 2006 Stock Option Plan may be exercised will expire on June 30, 2021.

    Administration.    The 2006 Stock Option Plan will be administered by the Board, in accordance with and subject to the express provisions of the Plan and the resolutions approved by the Company's shareholders, as in effect from time to time.

    Exercise Price.    The per share exercise price of each Option shall be specified in the applicable Option Agreement, provided that the per share exercise price shall be the Fair Market Value of an Ordinary Share on the Grant Date. For purposes hereof, "Fair Market Value" means the market value of a share on the Milan Stock Exchange, as determined in accordance with Italian law; provided, however, that with respect to United States employees only, "Fair Market Value" means the higher of (i) the market value of a share on the Milan Stock Exchange, as determined in accordance with Italian law, or (ii) the closing price of a share on the Milan Stock Exchange on the trading day before the Grant Date.

    Ordinary Shares Subject to the 2006 Stock Option Plan.    Subject to adjustment, up to 20,000,000 Ordinary Shares may be subject to options under the 2006 Stock Option Plan, of which up to 10,000,000 Ordinary Shares may be subject to Incentive Stock Options. Ordinary Shares under the 2006 Stock Option Plan may be either authorized but unissued shares or reacquired shares.

    Amendment and Termination.    The Board of Directors may amend or terminate the 2006 Stock Option Plan at any time. No termination or amendment of the 2006 Stock Option Plan may adversely affect any right acquired by any participant under an option granted prior to the amendment or termination, without the written consent of the participant.

* * *

         The resolutions under paragraph 1, 2, 3, 4, 5, 6 and 7 above require the affirmative vote of the holders of a majority of Ordinary Shares entitled to vote at the meeting.

VOTING PROCEDURES

        You may cast your vote on the resolutions referred to above either by completing the enclosed Voting Instruction Card and mailing it pursuant to the instructions included therein or by attending the shareholders' meetings personally. Should you elect to cast your vote personally at the shareholders' meetings, you will be required to follow the procedure established by the Company in agreement with Deutsche Bank Trust Company Americas, as depositary. According to such procedure, you will be required to provide Deutsche Bank Trust Company Americas not later than 12:00 p.m. (noon) on June 2, 2006 evidence that (i) you will be an ADS holder as of the date of the annual meeting and (ii) you have not already exercised the voting rights pertaining to the ADSs held by you by mailing the attached Voting Instruction Card. Details on how to fulfill such requirements are contained in the letters attached hereto as Annex B and Annex C.

         The Company believes that the foregoing information and the attached documents will be sufficient to enable you to cast your vote in connection with each of the resolutions described above which are being submitted for your approval.

Many thanks and best regards.
Luxottica Group S.p.A.

Milan, April 27, 2006

ANNEX A

WARNING ABOUT TAXATION OF DIVIDENDS
PAYABLE BY LUXOTTICA GROUP S.p.A.

April 2006

Dear Holder of American Depositary Shares,

        As noted in the enclosed Proxy Statement, at the ordinary shareholders' meeting of Luxottica Group S.p.A. (the "Company") which will be held on June 14, 2006 on first call (or on June 15, 2006 on second call), the Board of Directors of the Company will submit to shareholders a proposal to adopt a resolution for the distribution of a cash dividend in the amount of Euro 0.29 per American Depositary Share (each American Depositary Share represents one Ordinary Share).

        The Company will pay the dividend to all holders of ADSs of record on June 21, 2006. In order to be a holder of record on June 21, 2006 and thus be entitled to such dividend, you must purchase the ADSs on or before June 16, 2006.

        The dividend will be paid on June 22, 2006 in Euro, by Monte Titoli S.p.A., authorized intermediary, to all depository banks of the shareholders. For the holders of ADSs, the dividend will be paid to Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares and the issuer of the ADSs, through Deutsche Bank S.p.A., as custodian under the Deposit Agreement. Deutsche Bank Trust Company Americas anticipates that dividends will be payable to all the ADS holders commencing from and after June 29, 2006 upon satisfaction of the documentation requirements referred to below, at the U.S. Dollar/Euro exchange rate in effect on June 22, 2006.

        The ADSs listed on the New York Stock Exchange will be traded ex-dividend on June 19, 2006.

        Dividends paid to beneficial owners who are not Italian residents and do not have a permanent establishment in Italy to which the shares are effectively connected are generally subject to a 27.0 percent substitute tax rate. Accordingly, the amount of the dividend paid to Deutsche Bank Trust Company Americas as depositary of the Ordinary Shares and the issuer of the ADSs, through Deutsche Bank S.p.A,, as custodian under the Deposit Agreement, will be subject to such Italian substitute tax. Therefore, the amount of the dividends that the holders of ADSs will initially receive will be net of such substitute tax.

        All owners of ADSs will be given the opportunity to submit to Deutsche Bank Trust Company Americas, in accordance with the procedure set forth by it, the documentation attesting to their residence for tax purposes in Italy or in countries which have entered into tax treaties with Italy, pursuant to which reduced/NIL tax rates might become directly applicable. Registered ADS holders, holding shares directly with Deutsche Bank Trust Company Americas, will receive instructions on how to obtain their tax treaty benefits by mail. If you would like further information you may contact Deutsche Bank Trust Company Americas c/o Globe Tax Services at 1-800-876-0959 or 1-212-747-9100. Beneficial ADS holders (outside of Italy) who are holding through a Bank or Broker should contact the Bank or Broker directly so that they may assist you in obtaining the documentation needed to apply for a reduced/NIL tax rate.

        As soon as the required documentation is delivered by Deutsche Bank Trust Company Americas to Deutsche Bank S.p.A., such bank shall endeavor to effect repayment of the entire 27.0 percent withheld or the balance between the 27.0 percent withheld at the time of payment and the rate actually applicable to the ADS holder, as the case may be. By way of example, Italy and United States (as well as many other countries) are parties to a tax treaty pursuant to which the rate of the tax applicable to dividends paid by an Italian resident company to a U.S. resident entitled to the benefits under the treaty may be reduced to 15.0 percent. Therefore, U.S. resident ADS holders have the opportunity to be repaid a further

12.0 percent of the gross dividend, that is the difference between the 27.0 percent withheld at the time of payment of the dividend and the 15.0 percent substitute tax provided for by the Italy—U.S. tax treaty.

        The Company recommends to all ADS holders who are interested in taking advantage of such an opportunity, to request more detailed information as to the exact procedure to be followed from Deutsche Bank Trust Company Americas (ADR Department, telephone +1-800-876-0959; fax +1-866-888-1120, attn. Gregory Lewis) or directly from the Company's headquarters in Italy (Investor Relations Department, telephone +39.0437.644256; fax +39.0437.63840). Such information is also available on the Company's website www.luxottica.com.

        ADS Holders with residency in Italy should refer to the forms published on the Company's website indicated above. For further information please contact the local Italian Tax Agent bank, Deutsche Bank S.p.A. (sede di Piazza del Calendario 3, Mr. Bruno Montemartini, tel. +39 02.4024.2560 / +39 02.4024.2546 bruno.montemartini@db.com or Mr. Andrea Ezio Cella, tel. +39 02.4024.2832 / +39 02.4024.2927 andreaezio.cella@db.com).

        Please note that in order for an ADS holder to take advantage of the accelerated tax refund (Quick Refund), the certification by the respective tax authority must be dated before October 26, 2006 (the dividend payable date in Euro) and Deutsche Bank Trust Company Americas or Deutsche Bank S.p.A. should receive the certification on or before October 26, 2006.

        ADS holders are further advised that, once the amounts withheld are paid to the Italian tax authorities, the ADS holders who are entitled to a reduced tax rate may only apply to the Italian tax authorities to receive the reimbursement of the excess tax applied to the dividends received from the Company. Such procedure customarily takes years before the reimbursement is actually made. Therefore, the above-mentioned procedure for direct application of reduced withholding rate was established by Luxottica Group in the best interest of its shareholders.

        Best regards,

        LUXOTTICA GROUP S.p.A.

Form for BENEFICIAL OWNERS

ANNEX B

WARNING

EXTRAORDINARY AND ORDINARY SHAREHOLDERS' MEETING OF
LUXOTTICA GROUP S.p.A.
TO BE HELD ON JUNE 14, 2006 ON FIRST CALL,
ON JUNE 15, 2006 ON SECOND CALL
HOW TO ATTEND IT

Dear Beneficial Holder of American Depositary Shares,

         As indicated in the enclosed Notice of Call and in the Proxy Statement, the extraordinary and ordinary shareholders' meeting (the "Meeting") of the shareholders of Luxottica Group S.p.A. (the "Company") will be held on June 14, 2006 on first call, or, failing the attendance of the required quorum, on June 15, 2006 on second call, in either case at the registered office of the Company, Via C. Cantù 2, in Milan, Italy at 11.00 a.m.

         The beneficial owners of American Depositary Shares of the Company ("Beneficial Owners") are entitled either:

         A. to instruct Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company, as to the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective American Depositary Shares by marking, signing, dating and returning to Deutsche Bank Trust Company Americas the enclosed Voting Instruction Card; or

         B. to attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the American Depositary Shares held by them.

         By this letter, the Company wishes to provide the Beneficial Owners with instructions as to the requirements to be fulfilled by those Beneficial Owners who wish to attend the Meeting and cast their vote personally.

         Pursuant to Italian law governing the Meeting, merely holding American Depositary Shares does not automatically permit the Beneficial Owners to attend the Meeting or to exercise voting rights.

         In light of the foregoing, all Beneficial Owners who wish to attend the Meeting personally must obtain a proxy from Deutsche Bank Trust Company Americas as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by Deutsche Bank Trust Company Americas upon compliance by the Beneficial Owners with the requirements set forth below.

         All Beneficial Owners who wish to be granted a proxy to attend the Meeting and vote thereat must provide Deutsche Bank Trust Company Americas not later than June 2, 2006 at 12:00 P.M. (noon) with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the Beneficial Owners as part of the mailing of the Proxy Statement to all of the Beneficial Owners of American Depositary Shares of record on May 11, 2006.

2.
A certification in the form of Schedule 1 hereto issued by the bank or broker that is holding the American Depositary Shares on behalf of the Beneficial Owners.

Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of Deutsche Bank Trust Company Americas, the latter shall issue a proxy in favor of the Beneficial Owners for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certificate. The person in favor of whom the proxy will be issued will be entitled to receive the proxy at the registered office of the Company, Via C. Cantù 2, in Milan, Italy on the date of the meeting. The validity of the proxy issued by Deutsche Bank Trust Company Americas shall be subject to the bank or broker that has issued the certification referred to in section 2 above to be a holder of record on May 11, 2006 for the number of ADSs referred to in the certification. Deutsche Bank Trust Company Americas reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

         If the voting rights pertaining to the American Depositary Shares held by any Beneficial Owner have been exercised through the mailing of the Voting Instruction Card, the Beneficial Owners may nevertheless obtain from Deutsche Bank Trust Company Americas an attendance card for the Meeting with no voting powers. In such case, the Beneficial Owner shall be required to provide Deutsche Bank Trust Company Americas only with the document referred to in section 2 above.

         Please do not hesitate to contact Deutsche Bank Trust Company Americas at the address and telephone number set forth below if any clarification is required. Best regards.

Sincerely yours,
LUXOTTICA GROUP S.p.A.

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attn: Duewa Brooks ADR Department Tel. n. 1212.250.1305 Fax n. 1212.797.0327

SCHEDULE 1 TO ANNEX B

Form of Certification for BENEFICIAL OWNERS

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attention: Duewa Brooks	Date , 2006

Dear Sirs,

         The undersigned                           , as bank/broker holding American Depositary Shares of Luxottica Group S.p.A., hereby certifies, under its own responsibility, as follows:

                                    (name of ADS beneficial owner) is the beneficial owner of no.                            American Depositary Shares of Luxottica Group S.p.A., held by the undersigned on his/her/its behalf, and such American Depositary Shares will be so held up to and including June 14, 2006 or, failing attendance of the required quorum, up to and including June 15, 2006. As a result of the foregoing, the undersigned will keep the deposited American Depositary Shares and will not release them to the aforementioned beneficial owner, nor will the undersigned consent to the assignment of the beneficial ownership of said American Depositary Shares until such date. You are hereby authorized to rely upon this certification in connection with the granting of a proxy to the aforementioned beneficial owner enabling him/her/it to attend the Shareholders' Meeting of Luxottica Group S.p.A., which will be held on June 14, 2006 on first call or, failing the attendance of the required quorum, on June 15, 2006 on second call.

Kind regards,

Form for REGISTERED HOLDERS

ANNEX C

WARNING

EXTRAORDINARY AND ORDINARY SHAREHOLDERS' MEETING OF
LUXOTTICA GROUP S.P.A.
TO BE HELD ON JUNE 14, 2006 ON FIRST CALL OR
ON JUNE 15, 2006 ON SECOND CALL
HOW TO ATTEND IT

Dear Registered Holder of American Depositary Shares,

         As indicated in the enclosed Notice of Call and in the Proxy Statement, the extraordinary and ordinary shareholders' meeting (the "Meeting") of the shareholders of Luxottica Group S.p.A. (the "Company") will be held on June 14, 2006 on first call, or, failing the attendance of the required quorum, on June 15, 2006 on second call, in either case at the registered office of the Company, Via C. Cantù 2, in Milan, Italy at 11.00 a.m.

         The registered holders of American Depositary Shares of the Company ("ADS Holders") are entitled either:

        A.    to instruct Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company, as to the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective American Depositary Shares by marking, signing, dating and returning to Deutsche Bank Trust Company Americas the enclosed Voting Instruction Card; or

        B.    to attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the American Depositary Shares held by them.

         By this letter the Company wishes to provide the ADS Holders with instructions as to the requirements to be fulfilled by those Registered Holders who wish to attend the Meeting and cast their vote personally.

         Pursuant to Italian law governing the Meeting, merely holding American Depositary Shares does not automatically permit the ADS Holders to attend the Meeting or to exercise voting rights.

         In light of the foregoing, all ADS Holders who wish to attend the Meeting personally must obtain a proxy from Deutsche Bank Trust Company Americas as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by Deutsche Bank Trust Company Americas upon compliance by the ADS Holders with the requirements set forth below.

         All ADS Holders who wish to be granted a proxy to attend the Meeting and vote thereat must provide Deutsche Bank Trust Company Americas not later than June 2, 2006 at 12:00 P.M. (noon) with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the ADS Holders as part of the mailing of the Proxy Statement to all of the Holders of American Depositary Shares of record on May 11, 2006.

2.
A certification in the form of Schedule 1 hereto.

        Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of Deutsche Bank Trust Company Americas, the latter shall issue a proxy in favor of the ADS Holder for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certification. The person in favor of whom the proxy will be issued will be entitled to receive the proxy on the date of the

Meeting at the registered office of the Company, Via C. Cantù 2, in Milan, Italy. The validity of the proxy issued by Deutsche Bank Trust Company Americas shall be subject to the ADS Holder being a registered holder of record of American Depositary Shares on May 11, 2006. Deutsche Bank Trust Company Americas reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

         If the voting rights pertaining to the American Depositary Shares held by any ADS Holder have been exercised through the mailing of the Voting Instruction Card, the ADS Holder may nevertheless obtain from Deutsche Bank Trust Company Americas an attendance card for the Meeting with no voting powers. In such case, the ADS Holder shall be required to provide Deutsche Bank Trust Company Americas only with the document referred to in section 2 above.

         Please do not hesitate to contact Deutsche Bank Trust Company Americas at the address and telephone number set forth below if any clarification is required. Best regards.

Sincerely yours,
LUXOTTICA GROUP S.p.A.

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attn: Duewa Brooks ADR Department Tel. n. +1. 212.250.1305 Fax n. +1. 212.797.0327

SCHEDULE 1 TO ANNEX C

Form of Certification for REGISTERED HOLDERS

Date                           , 2006

Deutsche Bank Trust Company Americas
60 Wall Street,
New York, New York 10005
Attention: Duewa Brooks

Dear Sirs,

         The undersigned                           , in its capacity as registered holder of no.                            American Depositary Shares of Luxottica Group S.p.A. (the "ADSs"), hereby gives notice to Deutsche Bank Trust Company Americas that the undersigned wishes to attend personally the shareholders' meeting of Luxottica Group S.p.A. to be held on June 14, 2006 or, failing attendance of the required quorum, on June 15, 2006 (the "Meeting").

         The undersigned further certifies that it will continue to be a registered holder of the ADSs up to and including June 14, 2006 or failing attendance of the required quorum, on June 15, 2006.

         You are hereby authorized to rely upon this certification in connection with the granting to Mr./Mrs./Ms.                            on behalf of the undersigned, of a proxy enabling said person to attend the Meeting of Luxottica Group S.p.A.

Kind regards,

ANNEX D

PROPOSED AMENDMENT TO THE COMPANY'S BY-LAWS

CURRENT	PROPOSED
BY-LAWS	BY-LAWS
of the company:	of the company:
"LUXOTTICA GROUP S.p.A"	"LUXOTTICA GROUP S.p.A"
TITLE I	TITLE I
COMPANY'S NAME-REGISTERED OFFICE-PURPOSE-DURATION	COMPANY'S NAME-REGISTERED OFFICE-PURPOSE-DURATION

Article 1) - A public corporation is established under the name "LUXOTTICA GROUP S.P.A".	Unchanged

Article 2) - The company's registered office shall be located in Milan.	Unchanged
The Board of Directors shall have the authority to establish, change and close, both in Italy and abroad, sub-offices, branches, agencies and subsidiaries of any kind.

Article 3) - The Company shall have the following purposes: a) acquisition and management of shareholdings in other companies or entities in Italy and abroad on its own account and not towards the Public;	Unchanged

b) financing, financial and managerial coordination of companies or entities in which it participates, such as, without limitation: the coordination of operating strategies, investment programs and development plans; management of financial policy towards the companies of the Group; promotion and research activities; use of technological assets, name and trademarks on behalf of the companies in which interests are held or of third parties; personnel administration and management, both for operational and disciplinary purposes, and, in general, the exercise of the typical functions of a holding company of which is demanded the unified approach and operating efficiency necessary for the rationalization of management, cost reduction and the most effective possible action in achieving the corporate purposes both in Italy and abroad;

c) purchase and sale of public and private securities not towards the public and instrumental to the achievement of the company's purpose; the holding and management of the same;
d) granting of warranties and sureties and the assumption of joint and several obligations in the interest of companies of the Group;
e) purchase, construction, sale, exchange, leasing of movables and immovables, including machinery tools of the relevant field;
f) sale, also on commission, in Italy and abroad, of frames for optical glasses, sunglasses and products of the eyewear field.

The Company may also perform any other industrial, commercial or financial transaction not towards the public in general, concerning movables or immovables in favor and in the interest of the Companies of the Group.

Article 4) - The duration of the Company is established up to and including December 31, 2050.	Unchanged

TITLE II	TITLE II
STOCK CAPITAL	STOCK CAPITAL
Article 5) - The stock capital amounts to EURO 27,563,603.38 and it is divided into no. 659,056,723 common shares of nominal value EURO 0.06 (zero comma zero six) each.	Article 5) - The stock capital amounts to EURO 27,543,403.38 and is divided into no. 459,056,723 common shares of nominal value EURO 0.06 (zero comma zero six) each.

The Meeting held on March 10, 1998 resolved to increase the stock capital in one or more installments by March 31, 2011 by a maximum amount of Lire 1,225,000,000 (one billion two hundred and twenty-five million Lire) by the issuance of new ordinary shares to be exclusively offered to employees of the company and/or of its subsidiaries.
The Meeting held on March 10, 1998 resolved to increase the stock capital in one or more installments by March 31, 2011 by a maximum amount of Lire 1,225,000,000 (one billion two hundred and twenty-five million Lire) by the issuance of new ordinary shares to be exclusively offered to employees of the company and/or of its subsidiaries.
At the expiration date, the stock capital will be considered increased for an amount equal to the capital subscription obtained.	At the expiration date, the capital stock will be considered increased by an amount equal to the capital subscription obtained.

The Meeting held on June 26, 2001, in which the stock capital has been converted in EURO, stated that on June 13, 2001 the increased capital has been subscribed for an amount of 182,646,700 Lire and, therefore, it can be further subscribed for a maximum amount of 1,042,353,300 Lire which converted into EURO equals 538,330.55 EURO.
The Meeting held on June 26, 2001, at which the stock capital was converted into EURO, stated that on June 13, 2001 the increased capital was subscribed for a total amount of 182,646,700 Lire and, therefore, it can be further subscribed for a maximum amount of 1,042,353,300 Lire which converted into EURO equals a maximum of 538,330.55 EURO.

On September 20, 2001, the Meeting resolved to increase further the stock capital in one or more installments by March 31, 2017 by a maximum amount of EURO 660,000 (six hundred sixty thousand) by the issuance of new ordinary shares to be offered for subscription exclusively to employees of the Company and/or its subsidiaries. At the expiration date, the capital stock will be considered increased for an amount equal to the subscriptions obtained.
On September 20, 2001 the Meeting resolved to further increase the stock capital in one or more installments by March 31, 2017 by a maximum amount of EURO 660,000 (six hundred sixty thousand) by the issuance of new common shares to be offered for subscription exclusively to employees of the Company and/or of its subsidiaries. At the expiration date, the capital stock will be considered increased by an amount equal to the subscriptions obtained.

The Meeting held on June 14, 2006 resolved to further increase the capital stock in one or more installments by June 30, 2021 by a maximum amount of EURO 1,200,000 (one million two hundred thousand) by the issuance of new common shares to be offered for subscription exclusively to employees of the Company and/or of its subsidiaries. At the expiration date, the capital stock will be considered increased by an amount equal to the capital subscription obtained.
Pursuant to the above-mentioned increases in capital, a total amount of 8,556,723 shares have been subscribed. The Company may issue convertible and non-convertible bonds.	Pursuant to the above-mentioned increases in capital, a total amount of 8,556,723 shares have been subscribed. The Company may issue convertible and non-convertible bonds.

Article 6) - The stock is freely transferable.	Unchanged

Article 7) - The payment of the non fully paid-up stock will be called up by the Board of Directors according to the terms and conditions it shall deem convenient.	Unchanged

TITLE III
MEETING OF STOCKHOLDERS	Unchanged

Article 8) - The duly constituted Meeting of stockholders represents all the stockholders and its resolutions, adopted according to the law and to the present by-laws, bind all stockholders, albeit absent or dissenting.

Article 9) - Each stockholder is entitled to one vote for each share of capital stock held or represented.	Unchanged
Article 10) - The meeting of stockholders is ordinary or extraordinary according to the law. It can be called even outside the registered office, in Italy, or in any member state of the European Union or in the United States of America.	Unchanged
As the Company has to draft the consolidated financial statements, the meeting for the approval of the financial statements can be convened within 180 (one hundred eighty) days of the closing of the fiscal year.
Article 11) - The Meeting of stockholders shall be called by the Board of Directors, by written notice stating the date, time and place of the meeting and the agenda for the meeting, to be published according to the law.	Unchanged
Article 12) - Entitled to attend the meeting shall be those stockholders who have filed, at the registered office or at the authorized credit institutions or bodies indicated in the notice of the meeting, no later than two days before the date scheduled for the meeting, the specific certificate attesting his/her rights to exercise corporate rights, and issued, according to the law, by authorized intermediaries.	Article 12) - Those stockholders who have sent the Company a notice by the intermediary keeping the relevant accounts, pursuant to art. 2370 of the Italian Civil Code, no later than two working days before the date scheduled for each meeting shall be entitled to attend the Meeting.
The shares for which notice of attendance of the Meeting was given may not be transferred before the meeting has taken place.
Each stockholder having the right to attend the meeting may authorize another person to act for him by a written proxy according to the law.	Each stockholder having the right to attend the meeting may authorize another person to act for him by a written proxy according to the law.
The Chairman of the meeting, who may avail himself of the help of ad hoc assistants, shall verify that the meeting is duly convened, check the identity and right of participation of the attendees, run the course of the meeting and attest the results of the voting.	The Chairman of the meeting, who may avail himself of the help of ad hoc assistants, shall verify that the meeting is duly convened, check the identity and right of participation of the attendees, run the course of the meeting and attest the results of the voting.
Article 13) - The meeting of stockholders shall be presided over by the Chairman of the Board of Directors or by one of the Managing Directors or, in their absence, by a person appointed by the vote of the majority of those in attendance.	Article 13) - The meeting of stockholders shall be presided over by the Chairman of the Board of Directors or by one of the Managing Directors or, in their absence, by a person appointed by the vote of the majority of those in attendance.

The meeting of stockholders shall appoint a Secretary who is not required to be a stockholder himself. The Secretary's assistance is not required when a Notary is designated to draft the minutes of the meeting.	The meeting of stockholders shall appoint a Secretary who is not required to be a stockholder himself. The Secretary's assistance is not required when a Notary Public is designated to draft the minutes of the meeting.
All resolutions shall be approved by open vote.	Unless otherwise provided for by mandatory rules, all resolutions shall be approved by open vote.
Article 14) - The validity of the meetings and of the related resolutions is governed by the applicable laws.	Unchanged
Article 15) - Provided what it is set forth in Article 12 of these By-laws, any stock owned by the Directors attending the meeting and stockholders who for any reason will abstain from voting, shall be taken into account in calculating the stock capital required for the validity of the resolutions, save what it is set forth in Article 2368 c.c. last paragraph.	Unchanged
Article 16) - The resolutions of the meeting will be transcribed in a minute drawn up according to the law and recorded in the minute book.
The minutes shall be signed by the Chairman and the Secretary. The Minutes of the extraordinary meetings shall be drawn up by a Notary.	Unchanged
TITLE IV	TITLE IV
MANAGEMENT	MANAGEMENT
Article 17) - The Company is governed by a Board of Directors composed of not less than five and not more than twelve members, who need not be stockholders, appointed, after the exact number has been determined, by the Meeting of stockholders.	Article 17) - The Company is governed by a Board of Directors consisting of not less than five and not more than fifteen members, appointed, after the exact number has been determined, by the Meeting of stockholders.
Directors are appointed by the Meeting of stockholders pursuant to lists submitted by the stockholders, which shall set forth not more than fifteen candidates, listed under progressive numbers. Each candidate may appear in not more than one list under penalty of ineligibility.

In case multiple lists are submitted, these shall not be related in any way, even indirectly. Therefore, each stockholder may submit or contribute to submit, by means of trust or proxy, not more than one list.
Moreover, stockholders falling within the following categories may submit or contribute to submitting not more than one list: a) parties to a stockholders' agreement relating to the Company's shares; b) a person or a company and its controlled companies; c) jointly controlled companies; d) a company and its directors or chief executive officers.
In case these rules are infringed, that stockholder's vote with respect to any of the submitted lists will not be taken into account.
Only those stockholders who individually, or collectively with other stockholders, represent at least 2.5% (two point five per cent) of the subscribed stock capital at the time of submission of the list are entitled to submit a list.
The lists, signed by the stockholders submitting them, together with the professional CVs of the candidates, shall be filed at the registered office of the Company at least fifteen days prior to the first meeting of stockholders.
Within the above term, each candidate shall file a statement declaring that he/she accepts his/her candidature and confirms, on his/her own responsibility, the absence of any cause of ineligibility and incompatibility provided for by law, as well as compliance with any requirements mandated by any applicable regulations for the members of the Board of Directors.
Each list shall contain and expressly name at least one candidate having the requirements of independence set forth for statutory auditors by art. 148, subsection 3, of legislative decree No. 58/1998, in case the Meeting of stockholders determines the number of directors to be more than seven, pursuant to art. 147-ter, subsection 4, of legislative decree No. 58/1998 (hereinafter, "Independent Director pursuant to art. 147-ter").

If appropriate, each list may also expressly name directors having the requirements of independence as provided for by the codes of conduct drawn up by companies managing regulated markets or industry associations.
At the end of the voting, the candidates from the two lists that have obtained the most votes will be elected, according to the following criteria:
as many directors as the total number of the members of the Board previously determined by the Meeting of stockholders less one will be taken from the list that has obtained the most votes (hereinafter, the "Majority List"); within these numerical limits, the candidates in the numerical order shown on the list will be elected;
one director, i.e., the candidate listed under number one, will be taken from the list that has obtained the second most votes (hereinafter, the "Minority List"); however, if no Independent Director pursuant to art. 147-ter is elected from within the Majority List, instead of the head of the Minority List, the first Independent Director pursuant to art. 147-ter named in the Minority List will be elected.
The candidate listed under number one of the Majority List will be appointed as Chairman of the Board of Directors. In the event of equal votes for the top two lists, the Meeting of stockholders will proceed to take a new vote, putting only the top two lists to the vote.
If only one list was submitted, the Meeting of stockholders will cast its votes on it and, if the list gets a simple majority, the candidates listed in progressive order will be elected as directors, until such number as determined by the Meeting of stockholders is reached. The candidate listed under number one of the list will be elected as Chairman of the Board of Directors.
If there are no lists, the Board of Directors will be appointed by the Meeting of stockholders with such majorities as required by law.

Should one or more directors leave office for any reason, they will be freely replaced according to the provisions of article 18 below, irrespective of whether the director leaving from office was taken from the Majority List or the Minority List.
If so dictated by mandatory rules in force from time to time, voting for appointment of directors will take place by secret ballot. For this purpose, an independent canvasser will be appointed and will canvas votes under an obligation of secrecy, as ordered by the Chairman of the Meeting from time to time, in compliance with the law and any standing orders. For the purpose of declaring elected directors, the canvasser will tell the Chairman the total numbers of votes, without naming voters' names and cast votes, of which he will keep the relevant record.
Article 18) - Directors shall serve for a period of three years and their terms shall expire on the date of the meeting of stockholders called for the approval of the balance-sheet related to the last year of their term, and they can be re-elected. Whenever there is a vacancy among the Directors during the fiscal year, the other directors provide for their substitutions by resolution approved by the Board of Statutory Auditors, provided that the majority is composed of directors appointed by the meeting of stockholders.	Article 18) - Directors shall serve for a period of three years and their terms shall expire on the date of the meeting of stockholders called for the approval of the balance-sheet related to the last year of their term, and they can be reelected. Whenever there is a vacancy among the Directors during the fiscal year, the other directors provide for their substitutions by resolution approved by the Board of Statutory Auditors, provided that the majority is composed of directors appointed by the meeting of stockholders.
The Directors so appointed hold the office until the following meeting of stockholders.	The Directors so appointed will hold office until the following meeting of stockholders, which will be called to reappoint them, or to supplement the Board by appointing other directors, or to reduce the number of directors.
The directors so appointed by the Meeting of stockholders will hold office until the end of the term of office of the directors who were in office when they were appointed.
Should the majority of Directors appointed by the meeting of stockholders leave office, the entire Board terminates its duty; the Directors still in office shall timely call a meeting to appoint the new Board.	Should the majority of Directors appointed by the meeting of stockholders leave office, the entire Board terminates its duty; the Directors still in office shall timely call a meeting to appoint the new Board.

Article 19) - If the meeting of stockholders did not appoint the Chairman, the Board shall appoint a Chairman among its members and, if it deems convenient, it will appoint a Deputy Chairman.	Article 19) - If the meeting of stockholders did not appoint the Chairman in compliance with article 17 above, the Board shall appoint a Chairman from among its members and, if it deems it convenient, it will appoint a Deputy Chairman.
The Board may also appoint one or more Managing Directors determining their powers.	The Board may also appoint one or more Managing Directors determining their powers.
The Board may delegate some of its functions to an Executive Committee. The Executive Committee is composed of a minimum of five to a maximum of seven members of the Board.	The Board may delegate some of its functions to an Executive Committee. The Executive Committee is composed of a minimum of five to a maximum of seven members of the Board.
The functions set forth in Articles 2420-ter, 2423, 2443, 2446, 2447, 2501-ter and 2506-bis of the Civil Code, cannot be delegated.	The functions set forth in Articles 2420-ter, 2423, 2443, 2446, 2447, 2501-ter and 2506-bis of the Civil Code, cannot be delegated.
The empowered bodies have a duty to timely report to the Board of Directors and the Board of Statutory Auditors, at least quarterly, on the general business trend, the modalities of exercise of the proxies conferred and on the most relevant transactions from an economic, financial and balance sheet point of view, made by the Company and its subsidiaries.	The empowered bodies have a duty to timely report to the Board of Directors and the Board of Statutory Auditors, at least quarterly, on the general business trend, the modalities of exercise of the proxies conferred and on the most relevant transactions from an economic, financial and balance sheet point of view, made by the Company and its subsidiaries.

The Board may establish one or more Committees and give to such Committees those powers as it considers appropriate.
In this respect, the Board may establish a Management Committee consisting of a minimum of five members and a maximum of seven members appointed by the Board also among non Board members, of which one member may be an independent Director.
The Board of Directors may set up one or more Committees and give to such Committees those powers as it considers appropriate, not the least in order to implement codes of conduct drawn up by companies managing regulated markets or industry associations.
The Managing Directors and any other person as the Board will consider appropriate, shall be members of the Management Committee.
The independent Director chosen by the Board to participate at the Management Committee shall not have the right to vote in such Committee and he/she will be entrusted with the duty to assure that the Committee exercises its powers as determined by the Board.

The Board may establish an Internal Control Committee consisting of a minimum of two members and a maximum of five members. The Internal Control Committee shall be composed of non executive Directors and, in its majority, of independent Directors.
The Internal Control Committee is entrusted with assisting the Board of Directors in performing the following tasks: (a) review of the qualification and independence requirements of, as well as of the results of the activities carried out by the Independent Auditor of the company, and assessment of the proposals put forward by the Independent Auditor to obtain the audit engagement; (b) assessment of the appropriateness of the accounting and financial procedures adopted and of their uniformity with a view to the preparation of the consolidated financial statements; (c) establishment of the guidelines and periodic review of the adequateness and effective functioning of the system of internal controls, as well as review of the working plan and the periodic reports prepared by the internal control supervisor; (d) performance of such other duties as are entrusted to the Committee by the Board.
The Internal Control Committee appoints a Chairman among its members.
The Board may also appoint a Secretary, who does not need to be a member of the Board, and it shall determine his/her duties.	The Board may also appoint a Secretary, who does not need to be a member of the Board, and it shall determine his/her duties. Moreover, the Board will - by such ordinary majorities as provided for by these by-laws - appoint the executive in charge of drawing up corporate accounting records, subject to the mandatory, but not binding opinion of the Board of Statutory Auditors, pursuant to art. 154-bis of Legislative Decree No. 58/1998, and will give him/her adequate powers and resources to exercise the duties attributed to him/her by law.
Article 20) - A meeting of the Board may be called by the Chairman or by any Managing Director at any time he or she deems it appropriate or when requested by at least two of its members or by two Auditors.	Article 20) - A meeting of the Board may be called by the Chairman or by any Managing Director at any time he or she deems it appropriate or when requested by at least two of its members or by one member of the Board of Statutory Auditors.

The Board Meetings are called at the principal place of business of the Company or at any other place by the Chairman or by any Managing Director, who shall establish the agenda of the meeting, oversee the work thereof, and ensure that Directors are adequately informed regarding the items to be discussed at the meeting.	The Board Meetings are called at the principal place of business of the Company or at any other place by the Chairman or by any Managing Director, who shall establish the agenda of the meeting, oversee the work thereof, and ensure that Directors are adequately informed regarding the items to be discussed at the meeting.
Written notice of each meeting of the Board shall be given by telex, facsimile, letter, telegram or electronic mail with return receipt at least three days in advance of the meeting; in case of urgency, such term can be reduced to one day.	Written notice of each meeting of the Board shall be given by telex, facsimile, letter, telegram or electronic mail with return receipt at least three days in advance of the meeting; in case of urgency, such term may be reduced to one day.
Regardless of the observance of the foregoing requirements, the Board shall be deemed duly convened if all Directors and Statutory Auditors holding office are present or participate in such meeting by means of video or telephone conference.	Regardless of the observance of the foregoing requirements, the Board shall be deemed duly convened if all Directors and Statutory Auditors holding office are present or participate in such meeting by means of video or telephone conference.
Article 21) - The Board, duly convened, is validly constituted with the attendance of the absolute majority of its members holding office.	Unchanged
The Board is presided over by the Chairman of the Board or, in his absence, by any Managing Director or by a Director designated by those in attendance.
The Secretary, if not already appointed by the Board, will be designated by the Chairman for the sole purposes of the meeting in progress.
The meetings of the Board of Directors may also be held by means of video or telephone conference, so long as all members participating in such meetings are duly identified and can follow the discussions and participate therein; on these assumptions, the Board of Directors' meetings will be deemed to be held where the Chairman and the Secretary of the meeting are located, in order to ensure the signing of the minutes and their filing in the minute book.
The President of the meeting oversees the work of the Board and takes care in providing the Directors with adequate information on the agenda, with regard to the nature, confidentiality and urgency of the matters.

Article 22) - The Board validly resolves by the absolute majority of the Directors present at the meeting or participating by video or telephone conference; in the event of a tie vote, the vote of the presiding officer shall prevail. Minutes of the Board meeting will be prepared and kept in the minute book, signed by the Chairman of the meeting and by the Secretary.	Unchanged
Article 23) - The management of the Company is entrusted to the Board of Directors which adopts the resolutions necessary to implement the Company's object, except for what is expressly reserved by law to the Meeting of stockholders.	Article 23) - The management of the Company is entrusted to the Board of Directors which adopts the resolutions necessary to implement the Company's object, except for what is expressly reserved by law to the Meeting of stockholders.
The Board shall have authority over resolutions in connection with mergers and demergers in accordance with Articles 2505 and 2505 bis and 2506 ter of the Civil Code, the establishment or termination of branches, the determination of which Directors shall be entrusted with the power of representing the Company, the reduction of the outstanding capital stock in the event of withdrawal of a stockholder, the amendment of the by-laws to comply with legal requirements, the transfer of the principal place of business within the national territory.	Without prejudice to the concurrent competence of the extraordinary Meeting of stockholders, the Board shall also have authority over resolutions in connection with mergers and demergers in accordance with Articles 2505 and 2505 bis and 2506 ter of the Civil Code, the establishment or termination of branches, the determination of which Directors shall be entrusted with the power of representing the Company, the reduction of the outstanding capital stock in the event of withdrawal of a stockholder, the amend- ment of the by-laws to comply with legal requirements, or the transfer of the principal place of business within the national territory.
In addition, the Board has authority over the issuance of convertible bonds in accordance with art. 2420 ter of the Civil Code.	In addition, the Board has authority over the issuance of convertible bonds in accordance with art. 2420 -ter of the Civil Code.
The Board of Directors can further appoint and dismiss managers and attorneys-in-fact for specific matters or categories of matters determining their powers.	The Board of Directors can further appoint and dismiss managers and attorneys-in-fact for specific matters or categories of matters determining their powers.
The Board of Directors shall have exclusive authority with respect to the following matters:	The Board of Directors shall have exclusive authority with respect to the following matters:
1) defining the general investment and development plans and the goals of the Company and of the Group;	1) defining the general investment and development plans and the goals of the Company and of the Group;
2) determining the budget of the Company;	2) determining the budget of the Company;
3) defining the financial programs and approving the indebtedness of the Company exceeding 12 months;	3) defining the financial programs and approving the indebtedness of the Company exceeding 12 months;

4) approving strategic transactions, those significant in value or those which impose on the Company duties and obligations for a period exceeding three years.	4) approving strategic transactions, those significant in value or those which impose on the Company duties and obligations for a period exceeding three years.
The Directors shall report to the other directors or to the Board of Statutory Auditors with regard to those transactions involving an interest on their own account or on account of third parties, or influenced by the company who exercises the power of direction and coordination on its subsidiaries.	The Directors shall report to the other directors or to the Board of Statutory Auditors with regard to those transactions involving an interest on their own account or on account of third parties, or influenced by the company who exercises the power of direction and coordination with respect to its subsidiaries.
Article 24) - The Company is represented by the Chairman of the Board of Directors to whom authority is granted, by means of free signature, to implement all the Board of Directors' resolutions, unless otherwise provided. The President represents the Company before any Court and has the authority to file lawsuits or administrative or judiciary petitions in connection with any jurisdictional degree or phase, including actions for revocation or before the supreme court, and to appoint, for such purposes, counsels.	Unchanged
The Company is further represented by the Managing Directors and the persons appointed by the Board for specific matters or category of matters, within the limits of the powers entrusted to them.
Article 25) - The members of the Board of Directors and of the executive committee are entitled to compensation to be determined in the resolution of appointment or by the meeting of the stockholders. The compensation of Directors holding particular offices or that are members of the committees appointed by the Board of Directors shall be fixed by the Board of Directors, upon receiving the advisory opinion of the Board of Statutory Auditors.	Unchanged
The members of the Board of Directors are, in any event, entitled to reimbursement of the expenses incurred by reason of their office.
Article 26) - The Directors shall not be personally liable for the obligations of the Company and have no other liability except those contemplated in Arts. 2392 and 2394 of the Civil Code.	Article 26) - The Directors shall not be personally liable for the obligations of the Company and have no other liability except as provided by law.

TITLE V	TITLE V
AUDITORS	AUDITORS
Article 27) - The Board of Statutory Auditors consists of three regular Auditors and two alternate Auditors appointed by the Stockholders and who may be re-elected. The requirements, powers, duties and length of office are those established by law. Auditors shall serve for a period of three fiscal years and their terms shall expire on the date of the Meeting of stockholders called for the approval of the balance sheet relating to the third fiscal year following their appointment. Their compensation shall be fixed by the Meeting of Stockholders. Persons who are in positions of incompatibility pursuant to the law or who do not have the necessary subjective or objective requirements mandated by the law and/or implementing regulations may not be appointed as Statutory Auditors, or, if appointed, shall not hold office.	Article 27) - The Board of Statutory Auditors consists of three regular Auditors and two alternate Auditors appointed by the Stockholders and who may be re-elected. The requirements, powers, duties and length of office are those established by law. Auditors shall serve for a period of three fiscal years and their terms shall expire on the date of the Meeting of stockholders called for the approval of the balance sheet relating to the third fiscal year following their appointment. Their compensation shall be fixed by the Meeting of Stockholders. Persons who are in positions of incompatibility pursuant to the law or who do not have the necessary subjective or objective requirements mandated by the law and/or implementing regulations may not be appointed as Statutory Auditors, or, if appointed, shall not hold office.
Persons who hold the office of Statutory Auditor of more than five (5) listed Italian Companies may not be appointed as regular or alternate Statutory Auditors of the Company.	Persons holding offices involving administration and control in excess of the limits set forth by the regulations in force may also not be appointed as Statutory Auditors of the Company.
The Statutory Board of Auditors is elected pursuant to lists submitted by the stockholders in accordance with the procedures set out hereunder, for the purpose of ensuring that minority stockholders appoint one regular and one alternate Auditor.	The Statutory Board of Auditors is elected pursuant to lists submitted by the stockholders in accordance with the procedures set out hereunder, for the purpose of ensuring that minority stockholders appoint one regular and one alternate Auditor.
For such purpose, lists being submitted shall be divided into two sections: a section for the appointment of the regular Statutory Auditors, and another for the appointment of the alternate Statutory Auditors.	For such purpose, lists being submitted shall be divided into two sections: a section for the appointment of the regular Statutory Auditors, and another for the appointment of the alternate Statutory Auditors.
The lists shall set forth a minimum number of candidates equal to the number of candidates to be elected, listed under progressive numbers. Each candidate may appear in not more than one list upon penalty of ineligibility.	The lists shall set forth a minimum number of candidates equal to the number of candidates to be elected, listed under progressive numbers. Each candidate may appear in not more than one list upon penalty of ineligibility.

Stockholders who individually, or collectively with other stockholders, represent at least 3% (three percent) of the shares with voting rights in the ordinary meetings of stockholders are entitled to submit a list. Each stockholder may submit, directly or indirectly by means of trust or proxy, not more than one list; otherwise, the submitted lists shall not be taken into account.	Stockholders who individually, or collectively with other stockholders, represent at least 2.5% (two point five percent) of the subscribed stock capital at the time of submission of the list are entitled to submit a list. Each stockholder may contribute to submit, directly or indirectly by means of trust or proxy, not more than one list; otherwise, the submitted lists shall not be taken into account.
Each stockholder must submit and/or send to the registered office, no later than two days before the day scheduled for the first meeting, a certificate issued by an authorized intermediary, according to the according to the law, attesting to his or her right to exercise corporate rights.	Each stockholder must submit and/or send to the registered office, no later than fifteen days before the day scheduled for the first meeting, a certificate issued by an authorized intermediary, according to the law, attesting to his or her right to exercise corporate rights.
The lists, signed by the parties submitting them, together with detailed personal or professional information regarding the candidates, shall be filed at the registered office of the company at least two days prior to the day scheduled for the meeting on first call.	The lists, signed by the parties submitting them, together with detailed personal or professional information regarding the candidates, shall be filed at the registered office of the company at least fifteen days prior to the day scheduled for the meeting on first call.
Within the above term, in addition to the list, each meeting candidate shall file a statement declaring that he or she accepts his/her candidature and confirms, on his/her own responsibility, the, absence of any cause of ineligibility and compliance with the require- ments of office mandated by any applicable regulations.	Within the above term, in addition to the list, each meeting candidate shall file a statement declaring that he or she accepts his/her candidature and confirms, on his/her own responsibility, the, absence of any cause of ineligibility and compliance with the require- ments of office mandated by any applicable regulations.
In the event of failure to observe the above-mentioned provisions, the list shall be deemed not to have been submitted. Each party with voting rights may only vote for one list.	In the event of failure to observe the above-mentioned provisions, the list shall be deemed not to have been submitted. Each party with voting rights may only vote for one list.
The first two candidates in the list that has obtained the most votes and the first candidate in the list that has obtained the second most votes shall be appointed as regular Statutory Auditors.	The first two candidates in the list that has obtained the most votes (hereinafter, the "Majority List") and the first candidate in the list that has obtained the second most votes (hereinafter, the "Minority List") shall be appointed as regular Statutory Auditors. The first candidate in the Majority List and the first candidate in the Minority List shall be appointed as alternate Statutory Auditors.
The first candidate in the list that has obtained the most votes and the first candidate in list that has obtained the second most votes shall be appointed as alternate Statutory Auditors.	The first candidate in the Minority List shall be appointed as Chairman.

In the event of equal votes for the top two lists, the Meeting of stockholders shall proceed to take a new vote, putting only the top two lists to the vote.
In the event of equal votes for two or more lists, the oldest candidates shall be declared elected as Auditors until all the offices are assigned. The first listed candidate in the list that has obtained the most votes shall be appointed Chairman; in the event of equal votes for two or more lists, the oldest candidate shall be declared elected as Chairman.
In the event of early withdrawal of a party from the office of regular Auditor for any reason, the regular Statutory Auditor shall be replaced by the alternate Auditor on the list from which the regular Statutory Auditor was elected.	In the event of early withdrawal of a party from the office of regular Auditor for any reason, the regular Statutory Auditor shall be replaced by the alternate Auditor on the list from which the regular Statutory Auditor was elected.
If such alternate Auditors are not sufficient to complete the Statutory Board of Auditors, the Meeting of stockholders shall be called in order to supplement the Statutory Board of Auditors choosing from amongst the candidates in the list from which the lapsed Auditor was chosen.	If such alternate Auditors are not sufficient to complete the Statutory Board of Auditors, the Meeting of stockholders shall be called in order to supplement the Statutory Board of Auditors choosing from amongst the candidates in the list from which the lapsed Auditor was chosen.
For the purposes of this Article, the stockholders belonging to the same group - i.e. any subsidiary, parent company, or company controlled by or affiliated with the company pursuant to article 2359 of the Italian Civil Code - shall be considered as a sole stockholder and may not submit or vote in relation to more than one list.	For the purposes of this Article, the stockholders belonging to the same group - i.e. any subsidiary, parent company, or company controlled by or affiliated with the company pursuant to article 2359 of the Italian Civil Code - shall be considered as a sole stockholder and may not submit or vote in relation to more than one list.
If only one list was submitted, the Meeting of stockholders shall cast its votes on it, and the candidate named under number one of the list will be elected as Chairman of the Board of Statutory Auditors.
The Board of Statutory Auditors can meet by video or tele conference in accordance with the provisions of article 21, paragraph 4 of these by-laws.	The Board of Statutory Auditors can meet by video or tele conference in accordance with the provisions of article 21, paragraph 4 of these by-laws.

Article 28) - The accounting auditi of the Company is performed by an independent auditor appointed by the general Meeting of stockholders, shall serve for three financial years until the date of the stockholder's meeting called to approve the financial statements of the third financial year following the appointment, and its fee is fixed by the general meeting of stockholders. The duties, responsibilities and obligations in connection with the appointment of the independent auditor are provided by law.	Article 28) - The accounting audit of the Company is performed by an independent auditor appointed by the general Meeting of stockholders, which shall serve for six financial years until the date of the stockholder's meeting called to approve the financial statements of the sixth financial year following the appointment, and its fee is fixed by the general Meeting of stockholders. The duties, responsibilities and obligations in connection with the appointment of the independent auditor are provided by law.
Article 29) - The activity performed by the independent auditor shall be recorded in a book kept at the principal place of business of the Company.	Unchanged
TITLE VI
FINANCIAL STATEMENTS AND PROFITS	Unchanged
Article 30) - The Company's financial year shall end on December 31 (thirty one) of each year. At the end of each financial year the Board prepares the financial statements to be drafted in accordance with law provisions.
Upon approval of the financial statements, the shareholders' meeting resolves on the distribution of profits, in compliance with provisions of the law and consistently with the Company's needs.
The Board of Directors may resolve to make early distributions of dividends in the cases and according to the terms and conditions established by article 2433 bis of the Italian Civil Code and article 158 of Legislative Decree no. 58/1998. Dividends which are not collected within five years from the day in which they become available shall prescribe in favor of the company.
TITLE VII	Unchanged
WINDING UP - GENERAL PROVISIONS
Article 31) - In the event of the company winding-up, the extraordinary stockholders' meeting shall appoint one or more liquidators establishing their powers and the winding up procedure.

Article 32) - The Company may, pursuant to article 1891 Civil Code, at its expense, obtain an insurance policy for the civil liability of Directors and Statutory Auditors, in all cases within articles 2392, 2393, 2393bis, 2394, 2395 and 2407 of the Civil Code, in the interest and on behalf of who will hold such offices.	Unchanged
The Stockholders meeting will establish the primary insurance company which will provide the insurance policy and the limit of liability.
Article 33) - Current provisions of law and of regulations shall apply to any matters not expressly mentioned in these By-laws.	Unchanged

ANNEX E

Luxottica Group S.p.A.
2006 Stock Option Plan

        Luxottica Group S.p.A., an Italian corporation (the "Company"), has adopted on June 14, 2006 the Luxottica Group S.p.A. 2006 Stock Option Plan (the "Plan").

        1.    Purpose.    The purpose of the Plan is to enable the Company and its direct and indirect subsidiaries throughout the world to attract, retain, and reward key employees ("Key Employees") by offering them an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its Subsidiaries (as defined below), and with their financial success, by granting them an option ("Option") to purchase the Company's Ordinary Shares ("Ordinary Shares"). Proceeds received by the Company from the sale of Ordinary Shares pursuant to Options shall be used for general corporate purposes. The term "Subsidiary" shall mean any entity more than 50 percent of the ownership of which is controlled directly or indirectly by the Company.

        2.    Administration.    The Plan shall be administered by the Board of Directors ("Board") of the Company, in accordance with and subject to the express provisions of the Plan and the guidelines, if any, approved by the Company's shareholders, as in effect from time to time ("Shareholder Action"). Subject to the foregoing, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine Option grants and the terms and provisions of Participants' Option Agreements (which need not be identical), and make such other determinations as it deems necessary or advisable for the administration of the Plan. The Board may delegate the implementation and management of the Plan to such employees or officers of the Company as the Board determines, other than any such delegation as would cause Options or other transactions under the Plan to cease to (A) be exempt from Section 16(b) of the Exchange Act, or (B) satisfy the "independent director" requirements of the New York Stock Exchange Rules. The decisions of the Board and its delegate(s) under the Plan shall be conclusive and binding. No member of the Board or any of its delegate(s) shall be liable for any action taken or determination made in good faith. The exercise of any Options shall be subject to the completion of all requisite corporate actions and the obtaining of all necessary governmental approvals to authorize the issuance of the Ordinary Shares issuable upon such exercise in accordance with applicable law.

        3.    Eligibility.    The Board shall determine, within the limits of the express provisions of the Plan and any Shareholder Action, those Key Employees to whom, and the time or times at which, Options shall be granted. Each Key Employee who has been selected by the Board to receive Options shall become a "Participant" in the Plan. Subject to the provisions of the Plan, all Shareholder Action and local law, the Board also shall determine the number of Ordinary Shares to be subject to each such Option, the duration of each Option, the exercise price under each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, and any other terms and conditions of such Options. In making such determinations, the Board may take into account the nature of the services rendered by the Key Employee, his present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Board, in its sole discretion, deems relevant.

        4.    Ordinary Shares.

          (a)   The number of Ordinary Shares that may be subject to Options under the Plan may not exceed 20,000,000. In the event that any Option granted under the Plan expires unexercised, or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, then the number of Ordinary Shares theretofore subject to such Option, or the unexercised, terminated, surrendered, forfeited, canceled or reacquired portion thereof, shall be added to the remaining number of Ordinary Shares that may be made subject to Options under the Plan.

          (b)   The maximum number of Ordinary Shares that may be subject to Incentive Stock Options under the Plan may not exceed 10,000,000.

        5.    Options.    The following provisions shall apply to each Option granted under the Plan:

          (a)    Option Agreement.    Each Option shall be evidenced by a written agreement (the "Option Agreement") specifying the Option exercise price, the terms for payment of the exercise price, the duration of the Option, and the number of Ordinary Shares to which the Option pertains. An Option Agreement also may contain such other restrictions, conditions and terms as the Board shall determine in its sole discretion, subject to the terms and conditions of the Plan and any Shareholder Action. Option Agreements need not be identical.

          (b)    Exercise Price.    The per share exercise price of each Option shall be specified in the applicable Option Agreement, provided that the per share exercise price shall be the Fair Market Value of an Ordinary Share on the date the Options are granted (the "Grant Date"). For purposes hereof, "Fair Market Value" means the market value of a share on the Milan Stock Exchange, as determined in accordance with Italian law; provided, however, that with respect to United States employees only, "Fair Market Value" means the higher of (i) the market value of a share on the Milan Stock Exchange, as determined in accordance with Italian law, or (ii) the closing price of a share on the Milan Stock Exchange on the trading day before the Grant Date.

          (c)    Grant Date.    An Option shall be deemed to be granted as of, and the Grant Date shall be deemed to be, the date the grant of a specified number of Options to a specified Participant is approved by the Board.

          (d)    Incentive Stock Options Permitted.    Options may, but need not, be "Incentive Stock Options" under Section 422 of the United States Internal Revenue Code of 1986, as amended (including any replacement or successor thereto, the "Code"); provided, however, that (i) Incentive Stock Options will be exercisable not later than 9 (nine) years after the date of grant, and (ii) in the case of an Incentive Stock Option granted to a Participant who, at the time of grant, owns (as defined in Section 425(d) of the Code) stock of the Company or its Subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of any such corporation, the exercise price shall be at least 110% of the fair market value of the Ordinary Shares subject to the Incentive Stock Option at the time it is granted, and the Incentive Stock Option, by its terms, shall not be exercisable after the expiration of five (5) years from the date of its grant. The aggregate fair market value (determined as of the Grant Date) of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all Incentive Stock Option plans of the Company and its Subsidiaries) shall not exceed U.S. $100,000.

        6.    Vesting of Option Rights.

          (a)   The right to exercise an Option shall vest according to the terms of the applicable Option Agreement; provided, however, that the Board, in its discretion, shall have the power to accelerate the dates for exercise of any or all Options, or any part thereof. The term "Vested Option Rights" shall mean a Participant's rights to exercise the Option that have vested pursuant to this Section 6 and the applicable Option Agreement.

          (b)   An Option will become exercisable as of the date of a Change in Control of the Company. For purposes of the Plan, a "Change in Control" of the Company shall be deemed to occur only if, as a result of any transaction involving the sale of all of the assets of the Company or the sale of any stock of the Company or of any entity that directly or indirectly holds any stock of the Company, neither Leonardo Del Vecchio, nor any member of his family, nor any trust or other entity for the benefit of such person, nor any combination of such persons or entities, shall hold, directly or indirectly, the right to elect a majority of the members of the Board of the Company, or, if another corporation or entity then holds the assets of the Company, the right to elect a majority of the directors of such corporation or the power to direct the management of such other entity. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred upon or by virtue of the making or consummation of any public offering of any debt or equity securities of the Company or of any entity that directly or indirectly holds any beneficial interest in any stock of the Company.

        7.    Effective Date of Plan; Maximum Term; and Cancellation of Unexercised Options.    The Plan shall be effective as of the date approved by the shareholders (the "Effective Date"). No Option shall be granted for a term of more than 9 (nine) years from the date of grant, no Option shall be granted for a term that expires after June 14, 2021, and no Incentive Stock Option shall be granted after the expiration of ten years from the Effective Date. Failure to exercise the Option within the prescribed term will result in expiration of the Option. Except as specifically provided in the applicable Option Agreement, if the Participant's employment is terminated for any reason, the Option, including, without limitation, Vested Option Rights, shall terminate immediately upon the effective date of such termination.

        8.    Method of Exercise of Options.    Any Vested Option Rights under the Plan may be exercised by a Participant, by a legatee or legatees of such Vested Option Rights under the Participant's last will, or by his executors, personal representatives or distributees, as provided in Section 11 below, by delivering written notice of the number of Ordinary Shares with respect to which the Option is being exercised, accompanied by full payment to the Company of the exercise price of the shares being purchased under the Option, and by satisfying all other conditions provided for in the Plan, the applicable Option Agreement and any and all rules, guidelines and forms prescribed by the shareholders, the Board, or their respective designees. A Participant (or his legatees, executors, personal representatives or distributees) may exercise a portion of his Vested Option Rights under the Plan, provided, however, that the Board or its designees may specify a minimum number of Ordinary Shares with respect to which the Vested Option Rights may be exercised.

        The Company shall issue a number of Ordinary Shares issuable pursuant to the exercise of any Option. Upon request of the Participant, the Company will arrange for the conversion of such Ordinary Shares into American Depositary Shares ("ADSs") representing an equal amount of such Ordinary Shares, as soon as reasonably practicable after such exercise. The Ordinary Shares or the ADSs, as the case may be, shall be registered in the name or for the account of, and delivered to or for the account of, the Participant (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased Participant).

        9.    Terms and Conditions of Options.

          (a)   Each Participant, and each other person described in Section 11, shall agree to such restrictions and conditions and other terms in connection with the exercise of an Option, including restrictions and conditions on the disposition of the ADSs acquired upon the exercise thereof, as the Board may deem appropriate and as are set forth in the applicable Option Agreement or in the Plan.

          (b)   The obligation of the Company to sell and deliver Ordinary Shares or ADSs under the Plan shall be subject to all applicable laws, regulations, rules and approvals. Neither a Participant, nor any other person described in Section 11, shall have any rights as a shareholder with respect to any Ordinary Shares or ADSs covered by an Option granted to, or exercised by, him until the date of registration of Ordinary Shares in the name of the Participant. No adjustment, other than pursuant to Section 10 below, shall be made for dividends or other rights for which the record date is prior to the date indicated above.

        10.    Adjustments.    Appropriate adjustment in the maximum number of Ordinary Shares subject to Options under the Plan, and, to the extent determined by the Board to be necessary to prevent dilution or enlargement of Participants' rights, to the number of Ordinary Shares subject to and the Exercise Price of each Option, shall be made to give effect to any increase or decrease in the number of issued Ordinary Shares resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, spin-out, or other distribution of assets to stockholders, stock distributions or combination of shares, assumption and conversion of outstanding Options due to an acquisition by the Company of the stock or assets of any other corporation, payment of stock dividends, other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Board determines an adjustment is appropriate. On the basis of information known to the Company, the Board shall make all determinations relating to the applicability and interpretation of this Section 10, and all such determinations shall be conclusive and binding.

        11.    Nontransferability.    Unless the Board otherwise consents in writing in its sole and absolute discretion, Options granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. The granting of an Option shall impose no obligation upon the applicable Participant or any other person to exercise such Option.

        12.    Indemnification of the Board and Its Delegates.    In addition to such other rights of indemnification as they may have as members of the Board, as employees of the Company, or as its delegates, the members of the Board and its delegates shall be indemnified by the Company against (a) the reasonable expenses (as such expenses are incurred), including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder; and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member or delegate is liable for gross negligence or misconduct in the performance of his duties. The Company may elect, at its own expense, to handle and defend such action, suit or proceeding.

        13.    No Contract of Employment.    Neither the adoption of the Plan nor the grant of any Option shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Option constitute a request or consent to postpone the retirement date of any Participant.

        14.    Termination and Amendment of Plan and Options.

          (a)   The Board may at any time terminate, suspend or modify the Plan, without the authorization of shareholders to the extent allowed by law.

          (b)   The Board may modify the terms of any Option, and authorize the exchange or replacement of Options; provided, however, that in no event shall the Board be permitted to reduce the exercise price of any outstanding Option or to exchange or replace an outstanding Option with a new Option with a lower exercise price.

          (c)   No termination, suspension or modification of the Plan or modification, exchange, or replacement of an Option shall adversely affect any right acquired by any Participant, or any other person designated in Section 11, under an Option granted before the effective date of such termination, suspension, modification, exchange, or replacement unless such Participant or other person shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for in Section 10 do not adversely affect any such right.

        15.    Withholding Taxes.    The Company shall have the right to require the Participant or other person to remit to the Company or one or more of its Subsidiaries, or any agent thereof, an amount sufficient to satisfy all federal, state, provincial, local, and any other withholding or other applicable tax requirements at, or after, the time such tax obligation arises and to withhold from any amounts payable to the Participant or other person, as compensation or otherwise, as necessary and at any time.

        16.    Governing Law; Conflicts.    The Plan shall be construed in accordance with and governed by the laws of the Republic of Italy, except as otherwise required by the laws of the United States or the laws of the jurisdiction where the Participant performs services for the Company or one of its Subsidiaries. In the event of any conflict or inconsistency between the terms of the Plan and any Shareholder Action, the Shareholder Action shall govern.

        17.    Section 409A.    It is the Company's intent that the Options not be treated as deferred compensation under Section 409A of the Code ("Section 409A") (or any regulations or other guidance promulgated thereunder) and that any ambiguities in construction be interpreted so as to effect such intent. Options under the Plan shall contain such terms as the Board or its delegate determines are appropriate to avoid the application of Section 409A.

        18.    Successors.    In the event of a sale of substantially all of the assets of the Company, or a merger, consolidation or share exchange involving the Company, all obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on the successor to the transaction. Employment of a Participant with such successor shall be considered employment of the Participant with the Company for purposes of the Plan.

        19.    Fractional Shares.    If at any time the exercise of the Option would, except for this provision, require the issue or transfer of fractional shares, the number of Ordinary Shares or ADSs shall be rounded down to the next whole number.

Luxottica Headquarters and Registered Offices•Via Cantù 2, 20123 Milan, Italy - Tel. + 39.02.863341 - Fax + 39.02.86996550

Deutche Bank Trust Company Americas (ADR Depositary Bank)•60 Wall Street, New York, NY 10005 USA

Tel. + 1.212.815.8365 - Fax + 1.212.571.3050

LUXOTTICA SRL
AGORDO, BELLUNO - ITALY

LUXOTTICA BELGIUM NV
DEURNE - BELGIUM

LUXOTTICA FASHION BRILLEN GMBH
HAAR - GERMANY

OY LUXOTTICA FINLAND AB
ESPOO - FINLAND

LUXOTTICA FRANCE SARL
VALBONNE - FRANCE

LUXOTTICA GOZLUK TICARET AS
UMURBEY, IZMIR - TURKEY

LUXOTTICA HELLAS AE
PALLINI - GREECE

LUXOTTICA IBERICA SA
BARCELONA - SPAIN

LUXOTTICA NEDERLAND BV
HEEMSTEDE - HOLLAND

LUXOTTICA NORGE AS
KONGSBERG - NORWAY

LUXOTTICA OPTICS LTD
HERZELIA - ISRAEL

LUXOTTICA POLAND SPZOO
KRAKÓW - POLAND

LUXOTTICA PORTUGAL SA
LISBOA - PORTUGAL

LUXOTTICA SWITZERLAND AG
URTENEN, SCHÖNBÜHL - SWITZERLAND

LUXOTTICA SWEDEN AB
GOTEBORG - SWEDEN

LUXOTTICA U.K. LTD
LONDON - UNITED KINGDOM

LUXOTTICA VERTRIEBSGESELLSCHAFT MBH
KLOSTERNEUBURG - AUSTRIA

AVANT-GARDE OPTICS LLC
PORT WASHINGTON - NEW YORK (USA)

LUXOTTICA U.S. HOLDINGS CORP
WILMINGTON - DELAWARE (USA)

COLE VISION CORPORATION
WILMINGTON - DELAWARE (USA)

THINGS REMEMBERED INC
WILMINGTON - DELAWARE (USA)

PEARLE VISION INC
WILMINGTON - DELAWARE (USA)

LENSCRAFTERS INC
MASON - OHIO (USA)

EYEMED VISION CARE LLC
WILMINGTON - DELAWARE (USA)

LUXOTTICA CANADA INC
TORONTO - CANADA

SUNGLASS HUT INTERNATIONAL INC
PLANTATION - FLORIDA (USA)

LUXOTTICA MEXICO SA DE CV
MEXICO CITY - MEXICO

LUXOTTICA ARGENTINA SRL
BUENOS AIRES - ARGENTINA

LUXOTTICA DO BRASIL LTDA
SÃO PAULO - BRASIL

LUXOTTICA AUSTRALIA PTY LTD
SYDNEY - AUSTRALIA

OPSM GROUP LIMITED
SYDNEY - AUSTRALIA

LUXOTTICA MIDDLE EAST FZE
DUBAI - DUBAI

MIRARI JAPAN CO LTD
TOKYO - JAPAN

LUXOTTICA SOUTH AFRICA PTY LTD
JOHANNESBURG - SOUTH AFRICA

RAYBAN SUN OPTICS INDIA LTD
BHIWADI - INDIA

LUXOTTICA RETAIL HONG KONG LIMITED
HONG KONG - HONG KONG

LUXOTTICA TRISTAR (DONGGUAN) OPTICAL CO
DONG GUAN CITY, GUANGDONG - CHINA

LUXOTTICA KOREA LTD
SEOUL - KOREA

www.luxottica.com

QuickLinks

PROXY STATEMENT
VOTING PROCEDURES
ANNEX A
WARNING ABOUT TAXATION OF DIVIDENDS PAYABLE BY LUXOTTICA GROUP S.p.A.
Form for BENEFICIAL OWNERS ANNEX B WARNING EXTRAORDINARY AND ORDINARY SHAREHOLDERS' MEETING OF LUXOTTICA GROUP S.p.A. TO BE HELD ON JUNE 14, 2006 ON FIRST CALL, ON JUNE 15, 2006 ON SECOND CALL HOW TO ATTEND IT
SCHEDULE 1 TO ANNEX B Form of Certification for BENEFICIAL OWNERS
Form for REGISTERED HOLDERS ANNEX C WARNING EXTRAORDINARY AND ORDINARY SHAREHOLDERS' MEETING OF LUXOTTICA GROUP S.P.A. TO BE HELD ON JUNE 14, 2006 ON FIRST CALL OR ON JUNE 15, 2006 ON SECOND CALL HOW TO ATTEND IT
SCHEDULE 1 TO ANNEX C Form of Certification for REGISTERED HOLDERS
ANNEX D PROPOSED AMENDMENT TO THE COMPANY'S BY-LAWS
ANNEX E